                           STOCK PURCHASE AGREEMENT

                                      by
                                      and
                                     among

                                PRANDIUM, INC.,

                              FRI-MRD CORPORATION

                                      and

                          ACAPULCO ACQUISITION CORP.



                          Dated as of March 27, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
                                                                                                            ----
ARTICLE I
   PURCHASE AND SALE OF STOCK..............................................................................  1
       SECTION 1.1 Purchase and Sale.......................................................................  1
       SECTION 1.2 Purchase Price..........................................................................  1
       SECTION 1.3 Seller's Certificate....................................................................  2
       SECTION 1.4 Assumption of Liability for Uncashed Checks.............................................  2
       SECTION 1.5 Required Reorganization.................................................................  2

ARTICLE II
   THE CLOSING.............................................................................................  5
       SECTION 2.1 Closing Date............................................................................  5
       SECTION 2.2 Transactions To Be Effected at the Closing..............................................  5
       SECTION 2.3 Post-Closing Adjustment ................................................................  6

ARTICLE III
   REPRESENTATIONS AND WARRANTIES..........................................................................  8
       SECTION 3.1 Representations and Warranties of Prandium and Seller...................................  8
       SECTION 3.2 Representations and Warranties of Purchaser............................................. 29

ARTICLE IV
   COVENANTS............................................................................................... 31
       SECTION 4.1 Conduct of Business..................................................................... 31
       SECTION 4.2 Access to Information................................................................... 32
       SECTION 4.3 Consents................................................................................ 33
       SECTION 4.4 Further Assurances...................................................................... 34
       SECTION 4.5 Employee Benefit Plans.................................................................. 34
       SECTION 4.6 Employees............................................................................... 35
       SECTION 4.7 Section 338(h)(10) Election............................................................. 35
       SECTION 4.8 Cooperation With Respect to Tax Matters................................................. 37
       SECTION 4.9 Tax Indemnity........................................................................... 39
       SECTION 4.10 Financial Information.................................................................. 40
       SECTION 4.11 Expenses............................................................................... 41
       SECTION 4.12 Insurance.............................................................................. 41
       SECTION 4.13 Publicity.............................................................................. 41
       SECTION 4.14 Certain Understandings................................................................. 41
       SECTION 4.15 Non-competition; Non-solicitation...................................................... 42
       SECTION 4.16 Confidentiality........................................................................ 43
       SECTION 4.17 Acquisition of Rights to Confidentiality............................................... 44

       SECTION 4.18 No-Shop.......................................................................          44
       SECTION 4.19 Cooperation with respect to Insurance Matters.................................          45
       SECTION 4.20 Transition Services Agreement.................................................          46
       SECTION 4.21 Anaheim Lease Agreement.......................................................          46
       SECTION 4.22 Notification..................................................................          46
       SECTION 4.23 Foothill Consent and Waiver...................................................          47
       SECTION 4.24 Payroll and Credit Card Receivables...........................................          47
       SECTION 4.25 Non-Renewal of Guaranties.....................................................          47
       SECTION 4.26 POS Agreement.................................................................          48

ARTICLE V
   CONDITIONS PRECEDENT...........................................................................          49
       SECTION 5.1 Conditions Precedent to Obligations of Purchaser...............................          49
       SECTION 5.2 Conditions Precedent to Seller's Obligation....................................          52

ARTICLE VI
   INDEMNIFICATION................................................................................          53
       SECTION 6.1 Indemnification Generally......................................................          53
       SECTION 6.2 Indemnification of Purchaser Indemnitees.......................................          53
       SECTION 6.3 Indemnification of Seller Indemnitees..........................................          54
       SECTION 6.4 Limitation on Indemnification Obligations......................................          55
       SECTION 6.5 Cooperation....................................................................          56
       SECTION 6.6 Third Party Claims Procedure...................................................          56
       SECTION 6.7 General........................................................................          58

ARTICLE VII
   TERMINATION AND AMENDMENT......................................................................          59
       SECTION 7.1 Termination....................................................................          59
       SECTION 7.2 Effect of Termination..........................................................          60
       SECTION 7.3 Amendment......................................................................          60

ARTICLE VIII
   MISCELLANEOUS..................................................................................          60
       SECTION 8.1 Notices........................................................................          60
       SECTION 8.2 Interpretation.................................................................          62
       SECTION 8.3 Severability...................................................................          62
       SECTION 8.4 Counterparts...................................................................          63
       SECTION 8.5 Entire Agreement...............................................................          63
       SECTION 8.6 Governing Law..................................................................          63
       SECTION 8.7 Assignment.....................................................................          63
       SECTION 8.8 No Third-Party Beneficiaries...................................................          63

SCHEDULES

     Schedule 1.4        Assumption of Liability
     Schedule 1.5        International Restaurants
     Schedule 3.1(b)     Subsidiaries
     Schedule 3.1(d)     Capital Stock
     Schedule 3.1(e)     No Conflict
     Schedule 3.1(f)     Financial Statements
     Schedule 3.1(g)     No Undisclosed Liabilities
     Schedule 3.1(h)     Absence of Certain Changes or Events
     Schedule 3.1(i)     Compliance with Applicable Laws
     Schedule 3.1(j)     Litigation; Decrees
     Schedule 3.1(k)     Title to Properties
     Schedule 3.1(l)     Applicable Contracts
     Schedule 3.1(m)     Taxes
     Schedule 3.1(n)     Employee Benefit Plans
     Schedule 3.1(o)     Labor Matters
     Schedule 3.1(p)     Intellectual Property
     Schedule 3.1(q)     Insurance
     Schedule 3.1(r)     Environmental Matters
     Schedule 3.1 (t)    Brokers, Finders
     Schedule 3.1(v)     Liquor Licenses
     Schedule 3.1(x)     Transactions with Related Parties
     Schedule 3.1(y)     Compliance with Health and Food Service Requirements
     Schedule 3.1(z)     Suppliers; Franchises
     Schedule 3.1(cc)    Franchising Agreements
     Schedule 3.1(ee)    Letters of Credit/Security Deposits
     Schedule 3.2(c)     No Conflict
     Schedule 3.2(d)     Financing
     Schedule 4.1        Conduct of Business
     Schedule 4.5(a)     Severance Plan
     Schedule 4.14(d)    Restaurants
     Schedule 5.1(h)     Landlord Consents
     Schedule 6.3(c)     Lease Guarantees

EXHIBITS

Exhibit A     Form of Escrow Agreement
Exhibit B     Form of Landlord Consent
Exhibit C     Form of Waiver and Release
Exhibit D     Form of Employee Release
Exhibit E     Form of Opinion of Seller's Counsel
Exhibit F     Form of Opinion of Purchaser's Counsel

                              TABLE OF DEFINITIONS
                              --------------------

Defined Term                                                              Initial Section Reference
------------                                                              -------------------------
Accountants...........................................................................      4.7(b)
Acquired Companies....................................................................    Recitals
Acquired Companies' Intellectual Property.............................................      1.5(c)
Acquired Restaurants..................................................................   3.1(v)(2)
Acquisition...........................................................................         1.1
Affected Persons......................................................................      3.1(n)
Anaheim Restaurant....................................................................   1.5(a)(2)
Applicable Contracts..................................................................      3.1(l)
Applicable Rate.......................................................................      2.3(b)
Apollo................................................................................      2.2(c)
Audit................................................................................. 4.8(f)(iii)
Balance Sheet Date....................................................................      3.1(f)
Base Working Capital..................................................................      2.3(b)
Closing...............................................................................         2.1
Closing Date..........................................................................      2.1(b)
Code..................................................................................      3.1(n)
Confidentiality Agreement.............................................................      4.2(b)
Confidentiality Letters...............................................................        4.17
Contracts.............................................................................      3.1(e)
Damages...............................................................................      6.6(d)
Debt Commitments......................................................................      3.2(d)
DLJ...................................................................................     3.1(bb)
Election Forms........................................................................      4.7(a)
Employee Benefit Plans................................................................      3.1(n)
Employees.............................................................................      3.1(o)
Environmental Laws....................................................................      3.1(r)
Equity Commitment.....................................................................      3.2(d)
ERISA.................................................................................      3.1(n)
ERISA Affiliate.......................................................................      3.1(n)
Escheat Liability.....................................................................         1.4
Escrow Agent..........................................................................      2.2(d)
Escrow Agreement......................................................................      2.2(d)
Escrow Funds..........................................................................      2.2(d)
ETX Restaurants.......................................................................   1.5(a)(1)
Final Section 338 Asset Allocation Schedule...........................................      4.7(b)
Financial Statements..................................................................      3.1(f)
Foothill..............................................................................        4.23
Foothill Loan Documents...............................................................        4.23
Franchising...........................................................................    Recitals

GAAP..................................................................................      3.1(f)
Hazardous Substance...................................................................      3.1(r)
HSR Act...............................................................................      2.1(a)
Indebtedness..........................................................................         1.2
Indemnified Party.....................................................................         6.5
Indemnifying Party....................................................................         6.5
Independent Firm......................................................................      2.3(a)
Information Technology................................................................  3.1(p)(vi)
Intellectual Property.................................................................  3.1(p)(ii)
International Restaurants.............................................................   1.5(a)(i)
IRS...................................................................................      3.1(n)
Lease.................................................................................  3.1(k)(ii)
Lease Agreement.......................................................................        4.21
Leases................................................................................  3.1(k)(ii)
Liens.................................................................................      3.1(k)
Liquor Licenses.......................................................................      3.1(v)
Material Adverse Effect...............................................................      3.1(a)
New Provider..........................................................................        4.26
Notice................................................................................      3.1(r)
Objection Notice......................................................................      2.3(a)
Ownership Change Notice...............................................................      5.1(t)
Pension Plan..........................................................................      3.1(n)
Permitted Liens.......................................................................      3.1(k)
POS Agreement.........................................................................         1.2
POS System............................................................................        4.26
Post-Closing Period...................................................................      4.8(c)
Prandium..............................................................................    Recitals
Prandium Consolidated Group...........................................................      4.8(a)
Pre-Closing Claims....................................................................     4.19(a)
Pre-Closing Liabilities...............................................................     4.19(a)
Pre-Closing Period....................................................................      4.8(c)
Preliminary Section 338 Asset Allocation Schedule.....................................      4.7(b)
Progressive...........................................................................        4.26
Progressive POS System................................................................        4.26
Purchase Price........................................................................         1.2
Purchaser.............................................................................    Recitals
Purchaser Indemnitee..................................................................         6.2
Purchaser Indemnitees.................................................................         6.2
Related Party.........................................................................      3.1(x)
Required Reorganization...............................................................      1.5(b)
Restaurant Liabilities................................................................      1.5(b)
Restaurants...........................................................................    Recitals
Restricted Parties....................................................................     4.15(a)

Retained Assets......................................................................   1.5(a)(4)
Retained Employees...................................................................      4.5(d)
Retained Equipment...................................................................   1.5(a)(3)
Retained Fee.........................................................................   1.5(a)(2)
Retained Intellectual Property.......................................................   1.5(a)(4)
Retained Leases......................................................................   1.5(a)(1)
Retained Liabilities.................................................................      1.5(b)
Retained Real Property...............................................................   1.5(a)(2)
Retained Restaurants.................................................................  [1.5(a)(2)
Section 338(h)(10) Election..........................................................      4.7(a)
Securities Act.......................................................................      3.2(e)
Seller...............................................................................    Recitals
Seller Indemnitee....................................................................         6.3
Seller Indemnitees...................................................................         6.3
Sellers' Insurance Policies..........................................................     4.19(a)
Shared Intellectual Property.........................................................   1.5(a)(4)
Stock................................................................................    Recitals
Straddle Tax Return..................................................................      4.8(c)
Tax..................................................................................   4.8(f)(i)
Tax Returns..........................................................................  4.8(f)(ii)
Taxes................................................................................   4.8(f)(i)
Third Party Claim....................................................................      6.6(e)
Threshold Amount.....................................................................      6.4(b)
TRAC Agreement.......................................................................      3.1(w)
Transition Services Agreement........................................................        4.20
WARN Act.............................................................................         4.6
Working Capital......................................................................      2.3(c)
Working Capital Statement............................................................      2.3(a)

                            STOCK PURCHASE AGREEMENT

          STOCK PURCHASE AGREEMENT, dated as of March 27, 2000, by and among Prandium, Inc., a Delaware corporation ("Prandium"), FRI-MRD Corporation, a Delaware corporation, ("Seller") and Acapulco Acquisition Corp., a Delaware corporation ("Purchaser").

          WHEREAS, Seller owns all of the outstanding shares of capital stock (the "Stock") of El Torito Franchising Company ("Franchising") and El Torito Restaurants, Inc. ("Restaurants" and together with Franchising, the "Acquired Companies"); and

          WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of the shares of Stock owned by Seller, upon the terms and subject to the conditions set forth herein.

          NOW, THEREFORE, the parties hereto agree as follows:


                                   ARTICLE I
                          PURCHASE AND SALE OF STOCK

          SECTION  1.1  Purchase and Sale.  Upon the terms and subject to the
                        -----------------
conditions set forth herein, Seller agrees to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser agrees to purchase and accept from Seller, on the Closing Date (as defined below), all of Seller's rights, title and interest in and to the Stock (the "Acquisition").

          SECTION  1.2  Purchase Price.  In consideration for the purchase by
                        --------------
Purchaser of the Stock, Purchaser shall pay to Seller on the Closing Date an aggregate of $130.0 million less the aggregate amount of the principal and accrued and unpaid interest in respect of the Acquired Companies' Indebtedness (as defined below) outstanding on the Closing Date (the "Purchase Price"). The Purchase Price shall be paid as follows: $5.0 million to the Escrow Agent in accordance with Section 2.2(d) hereof and the balance of the Purchase Price by wire transfer of immediately available funds to such account or accounts as Seller shall have designated at least two business days prior to the Closing Date. The Purchase Price shall be subject to adjustment pursuant to Section 2.3 hereof.

          "Indebtedness" shall mean all (i) indebtedness for borrowed money, including, without limitation, purchase money indebtedness, (ii) indebtedness evidenced by bonds, notes, debentures or similar instruments, (iii) indebtedness epresented by capital lease obligations and (iv) to the extent not included in (iii), indebtedness related to POS equipment provided under the Systems Acquisition Agreement, dated February 12, 1999, with Progressive Software, Inc. (the "POS Agreement").

          SECTION  1.3  Seller's Certificate.  Within two (2) days prior to the
                        --------------------
Closing Date, Seller shall deliver to Purchaser a certificate signed by an authorized officer of Seller certifying as to the aggregate amount of the Acquired Companies' Indebtedness expected to be outstanding immediately prior to the Closing.

          SECTION  1.4  Assumption of Liability for Uncashed Checks.  In
                        --------------------------------------------
connection with the Acquisition, Seller shall assume at Closing all liability (including, without limitation, liability under escheat and unclaimed property laws, including interest, fines and penalties) for any and all uncashed checks issued by the Acquired Companies that are summarized on Schedule 1.4 hereto (the "Escheat Liability").

          SECTION  1.5  Required Reorganization.
                        -----------------------

                   (a) On or prior to the Closing Date, Seller shall cause Restaurants to transfer to Seller, without consideration (other than consideration consisting solely of intercompany obligations that will be eliminated pursuant to Section 2.2(c) below), all of Restaurant's right, title and interest in and to the following assets:

                        (1) all real property leases (the "Retained Leases") in respect of the El Torito Express restaurants (other than the international El Torito Express Restaurants listed on Schedule 1.5 (together, with any future El Torito Express Restaurants located outside of the United States and the United States territories, the "International Restaurants")) (the "ETX Restaurants"),

                        (2) the fee interest in the Anaheim El Torito restaurant property (the "Retained Fee" and, together with the Retained Leases, the "Retained Real Estate") located at 1801 E. Katella Avenue, Anaheim, California (the "Anaheim Restaurant" and, together with the ETX Restaurants, the "Retained Restaurants"),

                        (3) all equipment, furnishings, fixtures and inventory located at the Retained Restaurants and presently used or contemplated to be used in the ordinary course of business in the operations of the Retained Restaurants (collectively, the "Retained Equipment"),

                        (4) other than the name "El Torito Express" (or any variant thereof) and any logo associated with El Torito Express (or any variant thereof), all Intellectual Property owned or licensed by the Acquired Companies and used exclusively in connection with the operation of the ETX Restaurants, including without limitation, all trademarks, service marks, trade dress and other indicia of source associated with El Torito Express, all patents and copyrights and all other proprietary or confidential information (the "Retained Intellectual Property" and, together with the Retained Equipment, the Retained Restaurants and the Retained Real Estate, the "Retained Assets"); provided that the Retained Intellectual Property shall not include (i) recipes and methods of food preparation currently used by the ETX Restaurants or (ii) menu item names currently offered by the ETX Restaurants (collectively, the "Shared Intellectual Property"); and

                        (5) a common interest in the Shared Intellectual
     Property.

At the Closing, Seller shall grant the Acquired Companies a royalty free perpetual license to use outside of the United States and United States territories, all Retained Intellectual Property used in connection with the operation of the International Restaurants.

                   (b) On or prior to the Closing Date, Seller shall, pursuant to an instrument of assumption reasonably satisfactory to Purchaser, assume, without consideration (other than consideration consisting solely of intercompany obligations that will be eliminated pursuant to Section 2.2(c) below), all of the Acquired Companies' liabilities and obligations relating to the operation of the Retained Restaurants or the Retained Assets, including, without limitation, (i) all obligations under the leases referred to in clause 1.5(a)(1) above, (ii) any obligation to any former or present employee of the Acquired Companies that works or worked primarily at the Retained Restaurants,
(iii) any liabilities relating to the Retained Restaurants related to or arising from current or future environmental laws or common law with respect to environmental matters and (iv) any liabilities relating to the lawsuit filed by Temecula Towne Center Assoc., Inc. against Restaurants (Orange County, California Superior Court Case No. 815314) (the "Restaurant Liabilities" and, together with the Escheat Liability, the "Retained Liabilities"). The transfer by Restaurants of the Retained Assets to Seller, and the assumption by Seller of the Retained Liabilities is referred to herein as the "Required Reorganization." Seller shall consult with Purchaser with respect to effectuating the Required Reorganization. Seller shall be responsible for all transfer and other Taxes and all out-of-pocket costs and expenses arising out of or relating to the Required Reorganization. Each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to consummate the transactions contemplated by this Section 1.5, whether before or after Closing.

Seller and Prandium hereby jointly and severally agree to indemnify, save and hold Purchaser and the Acquired Companies harmless against and from all of the Retained Liabilities, including without limitation, any liability resulting from the continuance of an Acquired Company as a party to the leases referred to in clause 1.5(a)(1) above. Notwithstanding anything to the contrary herein, the International Restaurants shall be the responsibility of Purchaser after Closing (it being understood that Seller and Prandium shall remain liable with respect to any breach of the representations and warranties made by Prandium and Seller herein or pursuant hereto insofar as such breaches relate to the International Restaurants for periods prior to the Closing in accordance with the indemnification provisions set forth in Article VI).

                   (c) After the Closing Date, Prandium and Seller shall cease using the name "El Torito" (or any variant thereof) and the other Intellectual Property owned by or licensed to the Acquired Companies (the "Acquired Companies' Intellectual Property") other than as contemplated by this Agreement. Prandium and Seller shall use commercially reasonable efforts to cease using the name "El Torito Express" (or any variant thereof) and any logo associated with El Torito Express (or any variant thereof) as soon as practicable after the Closing but in no event later than 90 days following the Closing. Other than as contemplated by this Agreement, no rights in or to the Acquired Companies' Intellectual Property shall be transferred as part of the Required Reorganization, and from and after the Closing Date, neither Prandium, Seller nor any of their affiliates shall have any right to use such Intellectual Property other than as contemplated by this Agreement, including, without limitation, the marks EL TORITO and EL TORITO EXPRESS (or any variants thereof) and any other trademarks, service marks, logos, trade dress or other indicia of source associated with the Acquired Companies, any patents, any copyrights, or any proprietary recipes, methods of food preparation, or other proprietary or confidential information. Without limiting the generality of the foregoing, at or prior to the Closing (or in the case of the El Torito Express name and logo, as soon as practicable after the Closing, but in no event later than 90 days following the Closing), Prandium and Seller shall remove all signs, decorations and displays, and destroy all marketing materials (in any media), menus or other written or printed materials that contain or make reference to the El Torito Express name and logo (or any variant thereof). In addition, other than as contemplated by this Agreement, neither Prandium nor Seller shall adopt or use any trademarks, service marks, logos, trade dress or other indicia of source included in the Acquired Companies' Intellectual Property.

                   (d) On or prior to the Closing Date, Prandium and Seller shall transfer to Restaurants, without consideration (other than consideration consisting solely of intercompany obligations that will be eliminated pursuant to Section 2.2(c) below), all of Prandium and Seller's right, title and interest in any equipment used solely in the ordinary course of business in the operations of the Acquired Companies, including, without limitation, the personal computers and equipment of the Acquired Companies' administrative staff, in each case to the extent used solely in the ordinary course of business in the operations of the Acquired Companies.


                                  ARTICLE II
                                  THE CLOSING

          SECTION  2.1  Closing Date.  The consummation of the Acquisition (the
                        ------------
"Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071, or such other place as the parties shall mutually agree, at 10:00 a.m. (local time) on the later of:

                   (a) the first business day after expiration or termination of all waiting periods prescribed under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and

                   (b) the date on which the conditions set forth in Article V shall be satisfied or waived, or such other date as the parties shall mutually agree upon (the date of the Closing being herein referred to as the "Closing Date").

          SECTION  2.2  Transactions To Be Effected at the Closing.  At the
                        ------------------------------------------
Closing:

                   (a) Seller shall deliver to Purchaser (i) free and clear of all Liens (other than those created by Purchaser), certificates representing the Stock, duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Seller and (ii) such other documents as provided in Sections 4.7 and
5.1 of this Agreement;

                   (b) Purchaser shall deliver to Seller (i) payment as provided in Section 1.2 and (ii) such other documents as provided in Section 5.2 of this Agreement;

                   (c) (i) all intercompany payables or other obligations of any Acquired Company to Apollo FRI Partners, L.P. ("Apollo") or any member of the Prandium Consolidated Group (as defined below) shall be paid by way of offset against intercompany receivables of such Acquired Company from Apollo or members of the Prandium Consolidated Group (which receivables exceed the aggregate amount of such payables or other obligations for any Acquired Company), (ii) the resulting net intercompany receivables of any Acquired Company from any member of the Prandium Consolidated Group shall be transferred to Seller and (iii) Purchaser shall not have any rights or obligations with respect to any intercompany obligations or receivables of any Acquired Company; provided that nothing in this Section 2.2(c) shall affect any of the covenants, agreements, obligations or liabilities of Prandium, Seller or Purchaser set forth in this Agreement; and

                   (d) Prandium, Seller and Purchaser shall enter into an Escrow Agreement, substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"), with a bank or trust company as shall be acceptable to Prandium, Seller and Purchaser as trustee on behalf of the parties as their interests may appear (the "Escrow Agent"), and Purchaser shall deposit $5.0 million (the "Escrow Funds") in cash with the Escrow Agent pursuant to the Escrow Agreement.

                   (e)  Seller shall assume the Escheat Liability.

          SECTION  4.6  Post-Closing Adjustment.
                        -----------------------

                   (a) Within 60 days following the Closing Date, Purchaser shall deliver to Seller a statement of Working Capital (the "Working Capital Statement"). Purchaser and its auditors will:

                        (i) make available to Seller and its agents, attorneys and accountants upon reasonable advance notice all records and workpapers reasonably necessary to understand the Working Capital Statement and to calculate Working Capital and

                        (ii) allow Seller and its agents, attorneys and accountants upon reasonable advance notice to interview all personnel and independent auditors involved in the preparation of the Working Capital Statement.

                   If Seller disagrees with the computation of Working Capital contained in the Working Capital Statement, Seller may, within 30 days after receipt of the Working Capital Statement, deliver a notice (the "Objection Notice") to Purchaser setting forth Seller's objections and Seller's determination of Working Capital, to the extent reasonably possible. At the time of delivery of Seller's Objection Notice, if any, Seller shall pay to Purchaser or Purchaser shall pay to Seller, as applicable, any net amount not disputed by Seller's Objection Notice. If no Objection Notice is received by Purchaser within such 30 day period, then the Working Capital Statement shall be deemed to have been accepted by Seller, and shall become final and binding upon the parties hereto. Purchaser and Seller will use reasonable efforts to resolve any disagreements as to the computation of Working Capital, but if they do not obtain a final resolution within 15 days after Purchaser has received the Objection Notice, Purchaser and Seller will jointly retain an independent accounting firm of recognized national standing that is not a public accountant of Purchaser, Prandium, Seller or any of their respective affiliates (an "Independent Firm") to resolve any remaining disagreements. If Purchaser and Seller are unable to agree on the choice of an Independent Firm, the choice will be selected by lot from those "big-four" accounting firms that are Independent Firms or, if no "big-four" accounting firm is an Independent Firm or is willing to serve, selected by lot from those Independent Firms that are willing to serve. Purchaser and Seller will direct the retained Independent Firm to render a determination within 30 days of its retention and Purchaser and Seller and their respective agents will cooperate with the chosen Independent Firm during its engagement. The retained Independent Firm will consider only those issues related to the determination of Working Capital set forth in the Objection Notice which Purchaser and Seller have been unable to resolve. The determination of the retained Independent Firm will be based on and consistent with the definition of Working Capital included herein. The determination of the chosen Independent Firm will be conclusive and binding upon Purchaser and Seller.

          In resolving any disagreement described above in this Section 2.3, all costs and expenses of the chosen Independent Firm shall be borne by Purchaser in the proportion that the aggregate dollar amount of the disputed items submitted to the Independent Firm that are successfully disputed by Seller (as determined by the Independent Firm) bears to the aggregate dollar amount of all the disputed items that are so submitted (whether successfully or unsuccessfully disputed by Seller); Seller shall bear all other such costs and expenses.

                   (b) If the Working Capital exceeds $(13,530,000) ("Base Working Capital") by more than $75,000, Purchaser shall pay to Seller within 5 business days of the final determination of Working Capital the amount of such excess (together with interest at the Applicable Rate as provided below), which shall be payable in cash by wire transfer or delivery of other immediately available funds. If Working Capital is less than Base Working Capital by more than $75,000, Seller shall pay to Purchaser within 5 business days of the final determina tion of Working Capital the amount of such deficit (together with interest at the rate of 10% per annum calculated on the basis of a 360-day year and compounded daily (the "Applicable Rate")), which shall be payable in cash by wire transfer or delivery of other immediately available funds. Interest at the Applicable Rate shall be paid from the Closing Date to the date of payment with respect to any adjustment amount due and payable pursuant to this subsection.

                   (c) "Working Capital" means the Acquired Companies' current assets, less current liabilities as would be reflected on a balance sheet of the Acquired Companies as of the close of business on the day immediately preceding the Closing Date prepared in accordance with generally accepted accounting principles applied consistent with the combined audited balance sheet of the Acquired Companies as of December 26, 1999 included in the Financial Statements but (i) excluding current portion of Indebtedness, accrued interest on Indebtedness, self-insurance reserves, the Escheat Liability, construction receivables and payables, pre-paid Enron expenses and Sygma deposits, any item related to the Retained Assets, deferred tax assets and liabilities and (except as set forth in clause (ii) below) accrued vacation liability and closed/subleased store liability, and (ii) including accrued vacation liability in the amount of $1,329,000 carried at the Prandium corporate level (but which is a liability of the Acquired Companies), outstanding payroll checks (other than Escheat Liability) carried at the Prandium corporate level (but which are a liability of the Acquired Companies) and closed/subleased store liability in the amount of $2,316,000; provided that the closed/subleased store liability shall be reduced solely with respect to cash payments on account of such liability since December 26, 1999.


                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

          SECTION  3.1  Representations and Warranties of Prandium and Seller.
                        -----------------------------------------------------
Prandium and Seller each represents and warrants to Purchaser as follows:

                   (a)  Organization, Standing and Power. Prandium, Seller and
                        --------------------------------
each of the Acquired Companies (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite power and authority to own, lease or operate the assets it now owns, leases or operates or are necessary to carry on its business as currently conducted, and (iii) is duly qualified or licensed to do business in each jurisdiction in which the ownership or use of its assets or conduct of its business requires it to be so qualified, in each case except for such failures that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any material adverse effect on (i) the business, operations, results of operations, financial condition, assets or liabilities of the Acquired Companies taken as a whole, or (ii) the ability of Prandium or Seller to consummate the transactions contemplated hereby. Prandium, Seller and each Acquired Company has maintained their respective separate corporate existence and individually and collectively have conducted their affairs such that a court would not pierce or otherwise disregard the separate legal status of such entities.

                   (b)  Subsidiaries. Except as set forth on Schedule 3.1(b), as
                        ------------
of the Closing, none of the Acquired Companies will own, directly or indirectly, any of the capital stock or other equity securities of any other person other than holdings of less than 1,000 shares of common stock of publicly traded restaurant companies. The El Torito restaurant chain has been operated by Restaurants for at least the three year period ending on the date of the Agreement.

                   (c)  Authority. Prandium and Seller each has all requisite
                        ---------
power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the performance by each of Prandium and Seller of its obligations hereunder, have been duly authorized by all necessary action on the part of Prandium and Seller, including shareholder approval, if necessary. This Agreement has been duly executed and delivered by each of Prandium and Seller and, assuming the due execution and delivery of this Agreement by Purchaser, this Agreement constitutes a valid and binding obligation of each of Prandium and Seller, enforceable against each of Prandium and Seller in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                   (d)  Capital Stock. (i) The entire authorized capital stock
                        -------------
of each of the Acquired Companies is set forth on Schedule 3.1(d). There are currently 100 shares of common stock, no par value, of Franchising issued and outstanding, none of which are treasury stock and 100 shares of common stock, par value $.01 per share, of Restaurants issued and outstanding, none of which are treasury stock. Seller is the record and beneficial owner and holder of the shares of Stock and has been the record and beneficial owner and holder of the Shares of Stock during the three year period ending on the date of this Agreement. The shares of Stock are duly authorized, have been validly issued and are fully paid and nonassessable. The shares of Stock have not been issued in violation of, and are not subject to, any preemptive rights. Upon consummation of the Acquisition, Purchaser will acquire title to the Stock, free and clear of all Liens, other than those arising from the actions of Purchaser. Prandium has never been the record holder of the Stock.

                        (ii) There is no existing option, warrant, call, right, commitment or other agreement of any character to which Franchising or Restaurants or Prandium or Seller is a party requiring, and there are no securities of either Franchising or Restaurants outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other equity securities of either Franchising or Restaurants or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of either Franchising or Restaurants. None of Prandium, Seller, Franchising or Restaurant is a party to any voting trust or other voting agreement with respect to any of the Stock or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of Franchising or Restaurants.

                   (e)  No Conflict. None of the execution and delivery by each
                        -----------
of Prandium and Seller of this Agreement, the consummation of the transactions hereunder or compliance by each of Prandium and Seller with any of the provisions hereof will require the consent of any party to any material real property lease, franchise or license agreement, note, bond, mortgage, indenture, deed of trust, contract, lease, permit, concession, license or other instrument, obligation or agreement (including, without limitation, the agreements governing the terms of Prandium's 9 3/4% Senior Notes due 2002, Prandium's 10% Senior Subordinated Discount Notes due 2004, Seller's 15.0% Senior Discount Notes due 2002 or Seller's 14.0% Senior Secured Discount Notes due 2002) (collectively, "Contracts") to which Prandium, Seller or any Acquired Company is a party or by which any of its assets are or, to the knowledge of Seller or Prandium, may be bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the HSR Act, (ii) set forth on Schedule 3.1(e) or (iii) that become applicable solely as a result of the specific regulatory status of Purchaser or its affiliates.

          Except as set forth on Schedule 3.1(e), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the first sentence of the immediately preceding paragraph are obtained or made, as applicable, the execution, delivery and performance by each of Prandium and Seller of this Agreement will not (i) violate any law, statute, ordinance, rule, regulation, judgment, decree, order or injunction applicable to Prandium, Seller or any of the Acquired Companies, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any Contract to which either Prandium, Seller or any Acquired Company is a party or by which any of their assets are or, to the knowledge of Seller and Prandium, may be bound, or (iii) conflict with any provision of the certificate of incorporation or by-laws of either Prandium, Seller or any of the Acquired Companies, except in the case of (i) and (ii) for any such violation, breach, default or conflict which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   (f)  Financial Statements. Attached hereto as Schedule 3.1(f)
                        --------------------
are copies of the audited combined balance sheets of the Acquired Companies (excluding assets, liabilities, results of operations and cash flows relating to the Retained Restaurants) at December 26, 1999 (the "Balance Sheet Date"), at December 27, 1998 and at December 28, 1997 and the related statements of operations, net combined equity and cash flows for the years then ended, as applicable, (excluding assets, liabilities, results of operations and cash flows relating to the Retained Restaurants) (all of the financial statements referred to in this Section 3.1(f) being hereinafter collectively referred to as the "Financial Statements"). The Financial Statements have been prepared from and are in accordance with the books and records of Seller, present fairly, in all material respects, the combined financial position, results of operations and cash flows of the Acquired Companies (excluding assets, liabilities, results of operations and cash flows relating to the Retained Restaurants) as of the dates and periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") applied on a basis consistent with prior periods (except as otherwise indicated in the notes thereto).

                   (g)  No Undisclosed Liabilities. The Acquired Companies do
                        --------------------------
not have any liabilities (whether accrued, absolute, contingent or otherwise and whether due or to become due) of a nature required by GAAP to be reflected on a balance sheet or disclosed in notes thereto, except (i) as set forth or reflected on the Financial Statements (or disclosed in the notes thereto), (ii) as disclosed in Schedule 3.1(g) hereto, or (iii) for liabilities incurred since the Balance Sheet Date in the ordinary course of business and not in violation of Section 4.1.

                   (h)  Absence of Certain Changes or Events. Since the Balance
                        ------------------------------------
Sheet Date, except (i) as and to the extent set forth on Schedule 3.1(h), and
(ii) for the transactions contemplated by this Agreement neither of the Acquired Companies has:

                        (1) suffered any physical damage, destruction or loss to its properties or assets that, without taking into account any insurance recoveries payable in respect thereof, would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect,

                        (2) made any (i) declaration, setting aside or payment of any non-cash dividend on, (ii) redemption, purchase, acquisition, or offer, sale or issuance of any shares of capital stock or other securities (including options, warrants or rights to acquire securities) of, or (iii) share exchange, reclassification or subdivision with respect to, the capital stock of Franchising or Restaurants,

                        (3) granted any employee of such Acquired Company (i) any increase in compensation, except in the ordinary course of business consistent with past practice, (ii) any bonus or other increase in compensation that does not increase such employee's base annual salary except in the ordinary course of business consistent with past practice, or
     (iii) any bonus, profit sharing, incentive contract or similar plan, contract or commitment for the benefit of any employees, or entered into any employment, severance or termination agreement with any such employee,

                        (4) except, in the case of hourly employees transferred in the ordinary course of business consistent with past practice, transferred any employee (i) from the restaurants owned or operated by the Acquired Companies to any other restaurant or business owned or operated by Prandium, Seller or any of their affiliates,

     (ii) from the restaurants owned or operated by the Acquired Companies (other than the Retained Restaurants) to any Retained Restaurant or (iii) from the Retained Restaurants to any restaurants owned or operated by the Acquired Companies (other than the Retained Restaurants),

                        (5) mortgaged or pledged any of its property, business or assets, tangible or intangible,

                        (6) sold, transferred, leased or disposed of any amount of its assets with a fair market value exceeding $100,000, except for transactions in the ordinary course of business, or cancelled or compromised any debt or claim involving more than $25,000 (other than accounts receivable cancelled or compromised in the ordinary course of business consistent with its prior practice), or waived or released any material right, except in the ordinary course of business,

                        (7) received any notice or threat of termination of any Contract that individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect,

                        (8) made any change in its assumptions underlying, or methods of calculating, any bad debt, contingency, tax or other reserves or any change in its accounting practices, methods or assumptions (including changes in estimates or valuation methods),

                        (9) leased or subleased real property, assigned any material leasehold estate or exercised any purchase options or rights of first refusal contained in any of the Leases or terminated, surrendered, cancelled or assigned any material properties demised under the Leases, or any material part thereof,

                        (10) entered into any Contract for the purchase or sale of any material real property;

                        (11) taken any material write-down in the value of its assets (including material write-downs by reason of shrinkage or mark-down),

                        (12) suffered any disposal or lapse in any rights to the use of any of the Acquired Companies' material intellectual property or disposal of or disclosure (except as necessary in the conduct of its business) to any person of, other than consultants under an appropriate obligation of confidentiality, suppliers, vendors, contractors and representatives of Purchaser, any material trade secret, recipe, process or know-how not theretofore a matter of public knowledge,

                        (13) made any single capital expenditure or commitment in excess of $150,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures and commitments in excess of $500,000 for additions to property, plant, equipment or intangible capital assets, or any acquisition of the stock, assets or business of any other person,

                        (14) made any payment, distribution, loan or advance of any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any Contract with, any shareholder, officer or director of any of the Acquired Companies, or any "affiliate" or "associate" (as defined in Rule 405 under the Securities Act of 1933, as amended) of any Acquired Company except for cash management transactions or payment of management fees in the ordinary course of business,

                        (15) made or revoked any election for Tax purposes or made any change in method of accounting for Tax purposes or entered into any agreement, arrangement or settlement with respect to Taxes imposed on the basis of net income or with respect to other material Taxes (or had any such action in this paragraph (15) taken on its behalf),

                        (16) granted or repurchased any franchise, development rights or option to purchase any franchise,

                        (17) made any agreement whether in writing or otherwise, to take any action described in this Section 3.1(h),

                        (18) operated their businesses other than in the ordinary course, or

                        (19) suffered any change, occurrence, circumstance, effect or events which, singly or in the aggregate, has resulted or is reasonably likely to result in a Material Adverse Effect (other than as a result of general economic or political conditions or general conditions of the restaurant industry).

                    (i) Compliance with Applicable Laws. Except as set forth on
                        -------------------------------
Schedule 3.1(i) and except for environmental matters (which are addressed in Section 3.1(r) of this Agreement), the conduct of the Acquired Companies is in compliance in all material respects with all material statutes, laws, regulations and ordinances applicable thereto. Each of the Acquired Companies has all material permits, licenses and franchises from governmental authorities necessary to conduct their respective businesses as currently conducted. No material violations exist or, to the knowledge of Seller and Prandium, have been reported in respect of such permits, licenses and franchises.

                   (j)  Litigation; Decrees. Except as set forth on Schedule
                        -------------------
3.1(j) and On except for environmental matters (which are addressed in Section 3.1(r) of this Agreement) (i) there are no suits, actions or proceedings pending or, to the knowledge of Seller and Prandium, threatened against the Acquired Companies in any Federal, state, local or foreign court or agency that seek (A) more than $100,000 in damages for any one such suit, action or proceeding or less than $100,000 for any one such suit, action or proceeding that, in the aggregate together with all such suits, actions and proceedings which seek less than $100,000 combined, seek $500,000 or more in damages (B) any material injunctive relief or (C) unspecified damages and (ii) the Acquired Companies are not in material default under any judgment, order or decree of any governmental authority applicable to their business, except for any such default which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   (k)  Title to Properties; Equipment. (i) Set forth in
                        ------------------------------
Schedule 3.1(k)(i) is a complete list of all real property that the Acquired Companies currently own. The Acquired Companies have good, marketable and indefeasible title in fee simple to such real property and to all buildings and improvements thereon, and to all of their respective other assets (including that reflected in the balance sheets included in the Financial Statements, except for assets disposed of since the Balance Sheet Date in the ordinary course of business) free and clear of any mortgages, liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever (collectively, "Liens") other than Liens that are listed in Schedule 3.1(k)(i) and Liens for Taxes not yet due and payable (collectively, "Permitted Liens"). Prandium has delivered to Purchaser complete and correct copies of all existing title insurance policies held by the Acquired Companies, and all surveys possessed by the Acquired Companies with respect to real property owned by the Acquired Companies or any Lease (as hereinafter defined). To the knowledge of Seller and Prandium, such surveys are accurate in all material respects and no changes or improvements have been made to such properties which would be reflected in an updated new survey.

                        (ii) Schedule 3.1(k)(ii) contains a complete and accurate list of all real property leases, subleases, licenses and other occupancy agreements to which any of the Acquired Companies are a party (individually, a "Lease", and collectively, the "Leases"), including the address of each property. Except as specifically disclosed on Schedule 3.1(k)(i), the Acquired Companies' interests in and to all Leases are free and clear of all Liens other than Permitted Liens. Except as specifically disclosed on Schedule 3.1(k)(v), neither Prandium, Seller nor any of the Acquired Companies has received notice of any default by the Acquired Companies under any of the Leases, and, to the knowledge of Seller and Prandium, there are no facts or conditions that would, with notice or lapse of time or both, constitute a default by any of the Acquired Companies in any material respect under any of the Leases. Except as specifically disclosed on Schedule 3.1(k)(v), to the knowledge of Seller and Prandium, none of the landlords or tenants under any of the Leases is in default. A true and correct copy of each of the Leases has been made available to Purchaser, together with all amendments and modifications thereto, and all subordination, non-disturbance and/or attornment agreements related to any Lease or owned property, and no material changes have been made thereto since the date of such availability. Each Lease as delivered constitutes the entire agreement between the landlord and the tenant affecting the real property. Each of the Acquired Companies is in compliance with all rent threshold requirements in any Lease, to the extent required by any such Lease.

                      (iii) To the knowledge of Prandium and Seller, the buildings and improvements owned or leased by the Acquired Companies, and the operation and maintenance thereof as operated and maintained, do not in any material respect (x) contravene any zoning or building law or ordinance or other administrative regulation or (y) violate any restrictive covenant or any applicable law.

                      (iv) Except as set forth in Schedule 3.1(k)(iv), all work required to be performed under the Leases by the Acquired Companies or, to the knowledge of Prandium and Seller, by the landlords thereunder has been performed, and to the extent that the Acquired Companies are responsible for payment of such work, has been fully paid for, whether directly to the contractor performing such work or to such landlord as reimbursement therefor, except for amounts or items which the Acquired Companies are disputing in good faith.

                      (v) Except as set forth in Schedule 3.1(k)(v), to the knowledge of Seller and Prandium, all of the buildings and structures located on any real property owned by any of the Acquired Companies or on any Lease (and all furnishings, furniture and equipment and other tangible personal property located in such buildings and structures) are in a state of good maintenance and repair (normal wear and tear excepted) suitable in all material respects for the operation of the Acquired Companies' business.

                      (vi) Except as set forth in Schedule 3.1(k)(vi), the Acquired Companies are in actual, exclusive possession of all the real property currently owned or leased by the Acquired Companies. Except as set forth in
Schedule 3.1(k)(vi), the basic rent and all additional rent payable under the Leases have been paid to date. Except as set forth on Schedule 3.1(k)(vi), there are no brokerage commissions or finder's fees due from the Acquired Companies which are unpaid with regard to any of the Leases, or which will become due at any time in the future with regard to the Leases.

                      (vii)  Except as set forth on Schedule 3.1(k)(vii) hereto,
(x) no consent to the transactions contemplated by this Agreement is required from the landlord or any other party under any Lease, or from any person claiming by or through such landlord or any such other party, (A) for such Lease to remain in effect following the Closing Date in accordance with its terms, (B) to avoid any material modification of the terms of such Lease, or (C) to allow the Acquired Companies to enforce all rights of the tenant under the Leases, including without limitation all renewal rights and options, without impairment, subsequent to the consummation of the transactions contemplated by this Agreement; and (y) to the knowledge of Seller and Prandium, no casualties (such as fire, earthquakes, tornados, floods and similar events) have occurred which are reasonably likely to result in the termination of any of the Leases or the exercise of any buy out provision contained in any of the Leases related to damage caused by casualty.

                      (viii) There is no (x) pending or, to the knowledge of Seller and Prandium, threatened condemnation, eminent domain or similar proceeding with respect to any real property owned by the Acquired Companies or any Lease or (y) except as set forth on Schedule 3.1(k)(viii)(y), pending or, to the knowledge of Seller and Prandium, threatened investigation by any governmental authority which relates to the ownership, maintenance, use or operation of any of the real property owned by the Acquired Companies or any Lease.

                  (1) Contracts. Except for the Contracts listed on Schedule
                      ---------
3.1(l) (the "Applicable Contracts"), the Acquired Companies are not a party to any of the following Contracts currently in force or effect:

                      (i) Contract relating to the borrowing or lending of money, or the granting of consensual Liens by the Acquired Companies;

                      (ii) employment agreement (other than oral at-will arrange ments);

                      (iii) Contract not made in the ordinary course of business involving an estimated total future payment or payments in excess of $250,000 unless terminable upon no more than 30 days' notice;

                      (iv) Contract for the sale of any of the Acquired Companies' assets (other than inventory sales in the ordinary course of business), or the grant of any preferential rights to purchase or lease any of the Acquired Companies' assets, having a value in excess of $300,000;

                      (v) guaranty, direct or indirect, by any of the Acquired Companies of any obligation of any person other than an Acquired Company for borrowings, lease obligations or otherwise, excluding endorsements made for collection in the ordinary course of business;

                      (vi) Contract that provides, whether under a plan or otherwise, for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, or the like;

                      (vii)  material Contract with any Related Party;

                      (viii) Contract that provides for the purchase of all or substantially all of the Acquired Companies' requirements of a particular product from a particular supplier having a value in excess of $500,000 per annum;

                      (ix) Contract that deals with any bonding or surety agencies or relates to bonding capacity;

                      (x) license or similar agreement for the Acquired Companies' intellectual property, whether as licensee or licensor;

                      (xi) franchise agreement, whether as franchisee or franchisor;

                      (xii) agreement concerning confidentiality or non-competition other than vendor supply and purchasing agreements entered in the ordinary course of business;

                      (xiii) agreement which provides for future payments that are conditioned on, or result from, in whole or in part, a change in control of any of the Acquired Companies;

                      (xiv) agreement to acquire all or substantially all of the assets or stock of another company, whether by merger, consolidation, sale or other transfer;

                      (xv) Contract that is otherwise material to the Acquired Companies' business and is terminable by the other party thereto upon the occurrence of the transactions contemplated hereby that, if terminated, could, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or

                      (xvi) purchase orders which cannot be terminated by the Acquired Companies, Prandium or Seller (without penalty) for a period of six months or greater (true and correct copies of which have been delivered to Purchaser).

          With respect to each Applicable Contract, except as specifically disclosed on Schedule 3.1(l), none of the Acquired Companies is in default in any material respect under, nor to the knowledge of Seller and Prandium, no other party is in breach or default in any material respect under any material Contract described in clauses (ii) through (xiv) above, except for such breaches and defaults as to which requisite waivers or consents have been or will be obtained prior to the Closing Date. Complete and correct copies of all Applicable Contracts, together with all modifications and amendments thereto, have been delivered or made available to Purchaser; provided that to the extent any of such Contracts are items susceptible to duplication and are either (i) used in connection with any of Prandium's or Seller's businesses other than those relating to the Acquired Companies or (ii) are required by law to be retained by Prandium or Seller, Prandium and Seller may deliver photostatic copies or other reproduc tions from which information concerning Prandium's or Seller's businesses other than those relating to the Acquired Companies may be deleted. For purposes of this subsection 3.1(l), the term "Contract" shall not include Employee Benefit Plans referred to in Section 3.1(n).

                  (m) Taxes.  Except as disclosed in Schedule 3.1(m):
                      -----

                      (i) All material Tax Returns required by applicable law to be filed by or on behalf of any Acquired Company prior to or as of the Closing Date have been timely filed or will be timely filed as of the Closing Date, and all such Tax Returns are or will be true, complete and correct in all material respects.

                      (ii) All material Taxes that are due or claimed to be due from any Acquired Company on or prior to the Closing Date have been paid or will have been paid as of the Closing Date, other than those (A) currently payable without penalty or interest or (B) being contested in good faith and by appropriate proceedings, which proceedings are described in Schedule 3.1(m) and for which adequate reserves have been established in accordance with GAAP. Each of the Acquired Companies has adequately provided for, on its books and accounts and related records, liability for current Taxes not yet due and payable.

                      (iii) None of the Acquired Companies has requested, nor has there been granted, an extension of time within which to file a material Tax Return.

                      (iv) No Audit is pending with respect to any Tax Returns filed by any Acquired Company. No deficiency or adjustment for any Taxes has been proposed, asserted, or assessed against the Acquired Companies. No written claim for material Taxes (or request for Tax Returns) has ever been made against any Acquired Company in a jurisdiction where such Acquired Company does not file Tax Returns.

                      (v)    Except as provided under Treasury Regulations
section 1.1502-6 (or any similar provision of state, local or foreign law), none of the Acquired Companies has any material liability for, or any material obligation to pay, Taxes of any other person or entity as a transferee or successor, by contract or otherwise.

                      (vi) Each of the Acquired Companies has withheld and paid all material Taxes (other than Taxes on amounts with respect to which Restaurants has had in effect a TRAC Agreement with the Internal Revenue Service) required to be withheld by the Acquired Companies and paid as owing to any employee, independent contractor, creditor, stockholder or third party prior to or as of the Closing Date.

                      (vii) None of the Acquired Companies has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency. None of the Acquired Companies is a party to a closing agreement concerning Taxes the liability of which has not been satisfied. No member of the Prandium Consolidated Group has requested or received a private ruling issued by a tax authority concerning Taxes that would have a continuing effect on the Acquired Companies after Closing.

                      (viii) There are no liens for Taxes upon the stock or assets of any Acquired Company, except liens for current Taxes not yet due.

                      (ix) Prandium and Seller are each a United States person within the meaning of section 7701(a)(30) of the Code.

                      (x) None of the Acquired Companies (A) has filed a consent under section 341(f) of the Code concerning collapsible corporations,
(B) has made any payments, is obligated to make any payments, or is a party to any agreement, including this Agreement, that could obligate it to make any payments that will not be deductible under section 280G of the Code, (C) is required to make any adjustment under section 481 of the Code

(or comparable provision of state, local or foreign law) by reason of a change in accounting method, or (D) is a partner in any entity considered to be a partnership for Federal income tax purposes.

                      (xi) None of the Acquired Companies is a party to any Tax sharing agreements, arrangements, policies or guidelines (including those for reimbursement of Tax benefits), whether express or implied, formal or informal, with any member of the Prandium Consolidated Group.

                 (n)  Employee Benefit Plans.  (i)  Set forth on Schedule 3.1(n)
                      ----------------------
is a list of the only bonus, incentive, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock ownership or stock option, hospitalization or other medical, vision, dental, disability, life or other insurance plans, including any policy, plan, program or agreement that provides for the payment of severance benefits, salary continuation, salary in lieu of notice or similar benefits (collectively, the "Employee Benefit Plans"), maintained, sponsored or contributed to by the Acquired Companies, Prandium, Seller or any other employer that is, or at any relevant time was, together with the Acquired Companies, or any of them, treated as a "single employer" under
Section 414 of the Code (an "ERISA Affiliate"), under which the Acquired Company, Seller or an ERISA Affiliate has any present or future material obligations or liability, with respect to the employees or former employees of the Acquired Companies (collectively, the "Affected Persons") or their dependents or beneficiaries.

                      (ii) Each Employee Benefit Plan is in compliance in all material respects with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Internal Revenue Code of 1986, as amended (the "Code") applicable to each such Employee Benefit Plan, and each such Employee Benefit Plan has been maintained, operated and administered in compliance in all material respects with its terms, except that in any case in which any Employee Benefit Plan is currently required to comply with a provision of ERISA or of the Code, but is not yet required to be amended to reflect such provision, it has been administered in accordance with such provision.

                      (iii) All contributions made or required to be made under any Employee Benefit Plan meet the requirements for deductibility under the Code in all material respects, and all such contributions and payments to be made from any Employee Benefit Plan that are required to have been made have been timely made in accordance with the Employee Benefit Plans and, when applicable,
Section 302 of ERISA or Section 412 of the Code. All such contributions and payments, except those to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made are properly recorded on the balance sheet of the Acquired Companies.

                      (iv) No Acquired Company and no ERISA Affiliate has contributed to, or been required to contribute to, any "multiemployer plan" (within the meaning of Section 3(37) of ERISA), and no Acquired Company and no ERISA Affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan. No asset of an Acquired Company is subject to any lien under Section 401(a)(29) or Section 412(n) of the Code or Section 302(f) or Section 4068 of ERISA or arising out of any action filed under Section 4301(b) of ERISA, and to the best knowledge of Seller and Prandium, no event has occurred in connection with which the Acquired Companies could be subject to any material liability or Lien with respect to any Employee Benefit Plan under ERISA or the Code.

                      (v) A true and complete copy of each Employee Benefit Plan, and in the case of an unwritten Employee Benefit Plan, a written description thereof, and where applicable a copy of the current summary plan description and any material modifications thereto, the most recent IRS Determination Letter received and the three most recent IRS Forms 5500 filed, with respect to each such Employee Benefit Plan has been made available to Purchaser.

                      (vi) Except as set forth on Schedule 3.1(n), no Employee Benefit Plan nor any other employee benefit plan, as defined in Section 3(3) of ERISA, maintained at any time by an Acquired Company or an ERISA Affiliate is or at any time has been subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

                      (vii) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA and which is intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meets, and at all times since its inception has met the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code. All Pension Plans have received determination letters from the Internal Revenue Service (the "IRS") to the effect that such Pension Plans are qualified and the related trusts are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the best knowledge of Seller and Prandium is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification.

                      (viii) There are no pending audits or investigations by any governmental agency for which Prandium or Seller has received notice involving any Employee Benefit Plan, and no pending claims or, to the best knowledge of Prandium and Seller, threatened claims (except for individual claims for benefits payable in the normal operation of the Employee Benefit Plans), suits or proceedings involving any Employee Benefit Plan, any fiduciary thereof or service provider thereto, nor to the best knowledge of Seller and Prandium is there any reasonable basis for any such claim, suit or proceeding. None of the Acquired Companies, any ERISA Affiliate, or, to the knowledge of Seller and Prandium, any fiduciary, trustee or administrator of any Employee Benefit Plan, has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in any transaction with respect to any Employee Benefit Plan which would subject any such Employee Benefit Plan, any of the Acquired Companies, any ERISA Affiliate or Purchaser to a tax, penalty or liability for a "prohibited transaction" under
Section 406 of ERISA or Section 4975 of the Code. Except as provided on Schedule 3.1(n), none of the assets of any Employee Benefit Plan is invested in any property constituting "employer real property" or any "employer security" (other than a "qualifying employer security") within the meaning of Section 407 of ERISA.

                      (ix) With respect to any Employee Benefit Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA), (i) no such Employee Benefit Plan provides benefits, including without limitation, death or medical benefits, except as set forth on Schedule 3.1(n), beyond termination of employment or retirement other than coverage mandated by law and
(ii) each such Employee Benefit Plan (including any such plan covering retirees or other former employees or the beneficiaries or dependents of any of the foregoing) may be amended or terminated at or after the Closing Date without liability.

                      (x) No amounts payable under the Employee Benefit Plans will fail to be deductible for federal income tax purposes by virtue of sections 162(a)(1), 162(m) or 280G of the Code.

                 (o)  Labor Matters.  Set forth on Schedule 3.1(o) are
                      -------------
all current agreements with labor unions or associations representing employees of the Acquired Companies (collectively, "Employees"). No material work stoppage against the Acquired Companies is actually pending or, to the knowledge of Seller and Prandium, threatened. Except as set forth on Schedule 3.1(o), there are no pending, or, to the knowledge of Seller and Prandium, threatened, labor disputes, arbitrations, lawsuits or administrative proceedings relating to labor matters involving the Employees (excluding routine workers' compensation claims) that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Schedule 3.1(o) sets forth the Employees of the Acquired Companies and the employees of the Retained Restaurants, in each case listing employees below the level of General Manager by category.

                 (p)  Intellectual Property.
                      ---------------------

                      (i) Schedule 3.1(p) contains an accurate list of all material patents and patent applications, trademarks, service marks, trade names, trade dress, copyrights, and registrations and applications for registration of material industrial designs, copyrights, trademarks, service marks, trade names, trade dress and domain names used or held for use by the Acquired Companies in the conduct of their current respective businesses and specifies as to each such item, as applicable: (1) the owner of the item, (2) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, and (3) the respective issuance, registration, or application number of the item.

                      (ii) Other than "shrink wrap" and similar standard-form end-user licenses for widely available commercial software, Schedule 3.1(p) also contains an accurate list of all material licenses, sublicenses, consents and other agreements (whether written or otherwise) (1) pertaining to any patents and patent applications, industrial design rights, trademarks, service marks, trade names, trade dress, copyrights, mask works, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, software, databases and other collections and compilations of data, rights of publicity/privacy, or other intellectual property (collectively, "Intellectual Property") used by the Acquired Companies in the conduct of their current respective businesses, and (2) by which the Acquired Companies license or otherwise authorize a third party to use any Intellectual Property. None of the Acquired Companies nor, to the knowledge of Seller and Prandium, any other party is in breach of or default under any such license or other agreement and each such license or other agreement is now and immediately following the Closing shall be valid and in full force and effect.

                      (iii) Except as set forth on Schedule 3.1(p), to the knowledge of Seller and Prandium, each of the Acquired Companies owns or is licensed or otherwise has the right to use all Intellectual Property necessary for the operation of business of such Acquired Company as it is currently conducted or currently proposed to be conducted. To the knowledge of Seller and Prandium, the business operations of the Acquired Companies do not, infringe, dilute, misappropriate, or otherwise violate the Intellectual Property of any third party, or constitute unfair competition or trade practices under the laws of any jurisdiction, and, except as set forth on Schedule 3.1(p), no claim has been made, notice given, or dispute arisen to that effect. Except as set forth on Schedule 3.1(p), no Acquired Company has any pending claim that a third party has infringed, diluted, misappropriated or otherwise violated any Intellectual Property owned or used by such Acquired Company, and is not aware of the basis for any such claim. No Acquired Company has given any indemnification to any third party against infringement, dilution, misappropriation or other violation of such Intellectual Property. Except as set forth on Schedule 3.1(p), no Intellectual Property owned or used by the Acquired Companies is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Acquired Companies other than decrees, orders, judgments, settlement agreements or stipulations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                      (iv) Except as set forth on Schedule 3.1(p), all of the patents, industrial design registrations, trademark and service mark registrations, copyright registrations, mask work registrations and domain name registrations indicated in Schedule 3.1(p) are valid and in full force, are held of record in the name of the Acquired Companies free and clear of all liens, encumbrances and other claims, and are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity. Except as set forth on Schedule 3.1(p), one of the Acquired Companies is the applicant of record in all patent applications, and applications for trademark, service mark, trade dress, industrial design, and copyright registration indicated in Schedule 3.1(p), and as of the date of this Agreement no opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application other than oppositions, extensions of time to oppose, interferences, final rejections, or final refusals to register that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                      (v) Except as indicated on Schedule 3.1(p), to the knowledge of Seller and Prandium, no officer of Seller or the Acquired Companies has disclosed any of the Acquired Companies' material trade secrets, know-how or other material confidential or proprietary information to any third party (other than Seller's agents or advisors, including without limitation, attorneys, accountants, consultants, bankers and financial advisors) unless such disclosure was in the ordinary conduct of business and the recipient of such information was under an appropriate obligation of confidentiality.

                      (vi) Except as indicated in Schedule 3.1(p), to the knowledge of Seller, all of the Acquired Companies' Information Technology (as defined below) is capable of accurately processing, calculating, manipulating, storing and exchanging date/time data from, into, and between the twentieth and twenty-first centuries, including, without limitation, the years 1999 and 2000 and any leap year calculations, provided that all other information technology used in combination with such Information Technology, properly exchanges date/time data with such software, and has not, and will not, cause an interruption in the ongoing operations of the Acquired Companies' respective businesses after January 1, 2000. For purposes of the foregoing, the term "Information Technology" shall mean and include all software, hardware, telecommunications systems, network systems, embedded systems and other systems, components and/or services (other than general utility services including gas, electric, telephone and postal) that are owned or used by the Acquired Companies in the conduct of their respective businesses, or purchased or otherwise obtained by the Acquired Companies from third-party suppliers.

                      (q)   Insurance.  Copies of all material insurance
                            ---------
policies held by the Acquired Companies have been made available to Purchaser. Such policies (together with self-insurance programs in effect) provide coverage for the Acquired Companies' business in amounts and against risks consistent with past practice. No representation or warranty is made by Prandium or Seller hereunder that any such policy will not lapse or terminate by reason of consummation of the transactions contemplated hereby. Each of the Acquired Companies is and has been insured sufficiently for material compliance with all requirements of laws and of all material agreements with respect to maintaining insurance in the operation of the respective businesses of the Acquired Companies. None of the Acquired Companies has received any notice of cancellation or termination or is in default with respect to any material insurance policy. All insurance policies of the Acquired Companies are valid and enforceable policies and are in full force and effect. Except as disclosed on
Schedule 3.1(q), no insurance policy provides for (i) retrospective or retroactive premium adjustments or (ii) requires any of Prandium, Seller or the Acquired Companies to provide letters of credit to secure amounts payable under such insurance policies.

                      (r)    Environmental Matters.  Except as set forth on
                             ---------------------
Schedule 3.1(r) or as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect (i) the Acquired Companies are in compliance and, to the knowledge of Seller and Prandium, have complied with all applicable federal, state and local laws, statutes, regulations and ordinances governing or relating to pollution or the management, handling, disposal or release of Hazardous Substances, as that term is defined herein, or the protection of human health or the environment ("Environmental Laws"), (ii) the Acquired Companies have not received any written notice, request for information, order, complaint, notice of potential responsibility, penalty (each, a "Notice") or claim from any governmental authority or third party alleging that the Acquired Companies are not in compliance with any Environmental Law or alleging that the Acquired Companies are responsible or liable under Environmental Laws or under common law (with respect to environmental matters), nor to the knowledge of Seller and Prandium, is any such Notice or claim threatened, (iii) the Acquired Companies have not released or disposed of any Hazardous Substances in a manner which is reasonably likely to result in any material liability or responsibility under any Environmental Law on, at, under or from any of the real properties now or formerly owned or leased by the Acquired Companies during the period of ownership or lease by the Acquired Companies; (iv) to the knowledge of Seller and Prandium, no property currently owned by the Acquired Companies is currently impacted by releases of Hazardous Substances at levels requiring investigation or remediation under Environmental Laws; and (v) the Acquired Companies have obtained and are in compliance with all permits, licenses and authorizations necessary for their operations to comply with all Environmental Laws, and all such permits, licenses and authorizations are in good standing. Seller has provided access to Purchaser to copies of all material environmental reports, inspections and investigations which are in the possession of Seller or the Acquired Companies. As used herein, "Hazardous Substance" has the meaning set forth in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and also includes petroleum products, solid wastes and asbestos.

                      (s)  Government Regulations.  The Acquired Companies are
                           ----------------------
not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Federal or State statute or regulation limiting its ability to incur or assume indebtedness for borrowed money.

                      (t)  Brokers, Finders, etc.  Except as set forth on
                           ---------------------
Schedule 3.1(t), neither Prandium nor Seller is subject to any valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement. Prandium and/or Seller are solely responsible for any payment, fee or commission that may be due to the parties referenced on Schedule 3.1(t) in connection with the transactions contemplated hereby.

                      (u)  Absence of Unlawful Payments.  None of the Acquired
                           ----------------------------
Companies, nor, to the knowledge of Seller and Prandium, any of their respective directors, officers, agents, employees or other person acting on their behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the Acquired Companies, nor, to the knowledge of Seller and Prandium, any of their respective directors, officers, agents, employees or other persons acting on its behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

                      (v)  Liquor Licenses.  Schedule 3.1(v) contains a list of
                           ---------------
each restaurant owned and/or operated by the Acquired Companies (other than restaurants operated by unaffiliated third parties on properties leased by the Acquired Companies) (the "Acquired Restaurants") showing the state, county, city or other jurisdiction in which such Acquired Restaurant is located. Schedule 3.1(v) also contains a list of all liquor licenses held by the Acquired Companies in connection with the operation of the Acquired Restaurants (the "Liquor Licenses"). To the extent required by applicable law or regulation, each Acquired Restaurant possesses a Liquor License. Each of the Liquor Licenses is in full force and effect and adequate for the current conduct of operations at the Acquired Restaurant for which it is issued, and, subject to the matters disclosed in the following sentence, has been validly issued. Except as set forth in Schedule 3.1(v), none of the Acquired Companies has received any written notice of any pending or threatened modification, suspension or cancellation of a Liquor License, or any proceeding relating thereto. Except as set forth on Schedule 3.1(v), during the last three years there have been no such proceedings relating to any of the Liquor Licenses. Except as disclosed in Schedule 3.1(v), with regard to the Liquor Licenses, there are no (i) pending disciplinary actions or
(ii) past disciplinary actions that could have any adverse impact on current operations or the nature or level of discipline imposed on account of future violations of the laws related to sales and service of alcoholic beverages.

                      (w)  Payment of Payroll Taxes.  Restaurants has had in
                           ------------------------
effect a Tip Reporting Alternative Commitment Agreement (a "TRAC Agreement"), with the Internal Revenue Service since July 1, 1996, scheduled to expire on May 31, 2005 and Restaurants, to the knowledge of Prandium and Seller, has always been and is in compliance in all material respects with the terms of such TRAC Agreement.

                      (x)  Transactions with Related Parties.
                           ---------------------------------

          Except as disclosed on Schedule 3.1(x), no Related Party:

          (1) has borrowed money from or loaned money to any of the Acquired Companies that has not been repaid;

          (2) has any contractual or other claim, express or implied, of any kind whatsoever against any of the Acquired Companies;

          (3) has any ownership interest in any assets or property owned by any of the Acquired Companies; or

          (4) has been engaged, since January 1, 1999, in any other transaction (or series of transactions) with any of the Acquired Companies (other than employment relationships at the salaries disclosed on Schedule 3.1(x)) except in the ordinary course of business.

          "Related Party" means (i) Prandium, (ii) Seller, (iii) any of the officers or directors of any of the Acquired Companies or (iv) any affiliate of Prandium, Seller or any of the Acquired Companies.

          (y)  Compliance with Health and Food Service Requirements. Except as
               ----------------------------------------------------
set forth on Schedule 3.1(y), during the last 12 months, none of the Acquired Companies has experienced a restaurant closure or material fine relating to health and food service requirements of any governmental regulatory authority.

          (z)  Suppliers; Franchises.  Except as set forth on Schedule 3.1(z),
               ---------------------
to the knowledge of Seller and Prandium, (a) there has not been any material adverse change in the business relationship of Prandium, Seller or any of the Acquired Companies with any of their material suppliers and (b) there has not been a material adverse change in the business relationship of any Acquired Company with any of its franchisees. Schedule 3.1(z) contains a true, correct and complete list of all franchise agreements, development right agreements and franchise option agreements currently in effect to which any of the Acquired Companies is a party, as amended.

          (aa) Solvency.  (i) The fair value of the assets of Seller, at a fair
               --------
valuation, exceeds its debts, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of Seller is greater than the amount that will be required to pay its probable liability on its existing debts, subordinated, contingent or otherwise, as such debts become absolute and matured; (iii) Seller is able to pay its debts, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Seller does not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

          (bb) Sale Process.  Prandium engaged Donaldson, Lufkin & Jenrette
               -------------
Securities Corporation ("DLJ") among other things to conduct the sale of the Acquired Companies. Based upon the results of the sale process and discussions with DLJ, each of Seller and Prandium believe that the Purchase Price represents fair value for the Stock.

          (cc) Franchising Agreements.  Except as disclosed on Schedule
               ----------------------
3.1(cc), none of the Acquired Companies is a party to any franchising agreement in respect of franchises located in the United States.

          (dd) Letters of Credit/Security Deposits. Schedule 3.1(ee) sets forth
               -----------------------------------
the amount and a description of (i) letters of credit outstanding that relate to the business and operations of the Acquired Companies and (ii) all security deposits with governmental authorities, utilities and other third parties deposited by, or on behalf of, the Acquired Companies in connection with their business and operations in excess of $10,000.

          (ee)  No Mandatory Prepayment. Except for Indebtedness that will be
                -----------------------
repaid by Seller or the Acquired Companies (or with respect to which the Acquired Companies will otherwise be released) prior to Closing, none of the principal or interest in respect of the Acquired Companies' Indebtedness is subject to mandatory prepayment as a result of the Acquisition or the transactions contemplated by this Agreement.

          (ff)  Disclosure.  No representation or warranty made by Prandium or
                ----------
Seller in this Agreement or any disclosure schedule or certificate delivered hereunder contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not materially misleading.

          (gg)  Opinion of Financial Advisor.  Prandium and Seller have received
                ----------------------------
the opinion of DLJ, their financial advisor, to the effect that, as of the date of this Agreement, the Purchase Price is fair to Prandium and Seller, from a financial point of view, and such opinion has not been withdrawn or revoked or modified in any material respect. When reduced to writing (but in any event prior to Closing), a copy of such opinion will be made available to Purchaser.

       SECTION  3.2  Representations and Warranties of Purchaser. Purchaser
                     ------------------------------------------
hereby represents and warrants to Seller as follows:

                (a)  Organization and Standing.  Purchaser is a corporation duly
                     -------------------------
organized, validly existing and in good standing under the laws of its state of incorporation.

                (b)  Authority.  Purchaser has all requisite power and authority
                     ---------
to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and, assuming the due execution and delivery of this Agreement by each of Prandium and Seller, this Agreement constitutes a valid and binding obligation, enforceable against Purchaser in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, reorganization, moratorium (whether general or specific) or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law).

                (c) No Conflict. The consummation of the transactions hereunder will not require the consent of any party to any material Contract to which Purchaser is a party or by which it is bound, or the consent, approval, order or authorization of, or the registration, declaration or filing with, any governmental authority, except for those (i) required under the HSR Act, (ii) set forth on Schedule 3.2(c) or (iii) that become applicable solely as a result of the specific regulatory status of Seller and its affiliates. Except as set forth on Schedule 3.2(c), assuming the consents, approvals, orders, authorizations, registrations, declarations and filings contemplated by the immediately preceding sentence are obtained or made, as applicable, the execution, delivery and performance by Purchaser of this Agreement will not (i) violate any material law applicable to Purchaser or any of its respective affiliates, (ii) result in a breach or violation of any material provision of, or constitute a material default under, any Contract to which Purchaser is a party, or (iii) conflict with any provision of the certificate of incorporation or by-laws of Purchaser.

                (d)  Financing.  Purchaser has received a binding written
                     ---------
commitment (the "Equity Commitment") from Bruckmann, Rosser, Sherrill & Co., II L.P. to contribute equity capital to Purchaser in the aggregate amount of $32.0 million. Purchaser has binding written commitments from responsible financial institutions to provide Purchaser with the funds (the "Debt Commitments") necessary, together with the Equity Commitment, to consummate the Acquisition. True and correct copies of the Equity Commitment and the Debt Commitments are attached hereto in Schedule 3.2(d). As of its most recent fiscal year ended October 3, 1999, Purchaser owned and operated 47 restaurants and had total revenues for the fiscal year ended October 3, 1999 of approximately $94 million.

                (e)  Purchase For Investment.  Purchaser is acquiring the Stock
                     -----------------------
being acquired by it hereunder for investment (for its own account or for accounts over which it exercises investment control), and not with a view to, or for offer or sale in connection with, any distribution thereof, which would be in violation of the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities law, without prejudice, however, to Purchaser's right at all times to sell or otherwise dispose of all or any part of said Stock pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and other applicable state securities laws. Purchaser (i) is knowledgeable, sophisticated and experienced in business and financial matters and fully understands the limitations on transfer described above; and (ii) is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

                (f)  Brokers, Finders, etc. Purchaser is not subject to any
                     ---------------------
valid claim of any broker, investment banker, finder or other intermediary in connection with the transactions contemplated by this Agreement.

                                  ARTICLE VII
                                   COVENANTS

          SECTION  4.1  Conduct of Business.  From the date of this Agreement
                        -------------------
through the Closing, Prandium and Seller agree that, except (i) as disclosed in
Schedule 4.1 of this Agreement or otherwise specifically provided for in, or contemplated by, this Agreement or (ii) as approved by Purchaser:

                   (a) Each of the Acquired Companies shall carry on its business and operate in the ordinary course in substantially the same manner as currently conducted and shall use all commercially reasonable efforts to preserve its assets and business organizations, preserve relationships with customers, suppliers, distributors and others having business dealings with them and, subject to prudent management of workforce needs and ongoing programs currently in force, keep available the services of their present officers and employees, in each case in the ordinary course of business consistent with past practice.

                   (b) Except as required by law or the transactions contemplated by this Agreement, the Acquired Companies shall not knowingly perform any act, or knowingly omit to perform any act within their reasonable control, which will cause a breach of any representation or warranty contained in this Agreement.

                   (c) There shall be no material change in method of accounting, keeping of books of account or accounting practices with respect to the Acquired Companies except in accordance with GAAP.

                   (d) None of the Acquired Companies shall make any material election for Tax purposes or for purposes of a Tax Return (or have any such election made on its behalf or which would affect it), nor shall any of the Acquired Companies enter into any material agreement, arrangement or settlement with respect to Taxes (or have another person or entity enter into such on its behalf).

                   (e) None of the Acquired Companies shall open any new restaurant or execute any lease in respect of any new restaurant (or make any agreement whether in writing or otherwise, to do the same).

                   (f) None of the Acquired Companies shall make any (i) declaration, setting aside or payment of any non-cash dividend on, (ii) redemption, purchase, acquisition, or offer, sale or issuance of any shares of capital stock or other securities (including options, warrants or rights to acquire securities) of, or (iii) share exchange, reclassification or subdivision with respect to, the capital stock of Franchising or Restaurants.

                   (g) None of the Acquired Companies shall enter into any severance or termination agreement with any employee or transfer any employee (other than hourly employees in the ordinary course of business consistent with past practice) (i) from the restaurants owned or operated by the Acquired Companies to any other restaurant or business owned or operated by Prandium, Seller or any of their subsidiaries, (ii) from the restaurants owned or operated by the Acquired Companies (other than the Retained Restaurants) to any Retained Restaurant or (iii) from the Retained Restaurants to any restaurants owned or operated by the Acquired Companies (other than the Retained Restaurants).

                   (h) None of the Acquired Companies shall grant, repurchase or waive any franchise, development rights or options to purchase any franchise.


          SECTION  4.4  Access to Information.
                        ---------------------

                   (a)  Access.  Seller shall afford to representatives of
                        ------
Purchaser, including its counsel, accountants, consultants and lenders, reasonable access during normal business hours during the period prior to the Closing Date to all the properties, books, Contracts and records of the Acquired Companies. Purchaser shall indemnify each of Prandium and Seller and hold each harmless from all liabilities, and for all losses, arising out of such representatives' acts or omissions in connection with such access and, after making any investigation of such properties, books, Contracts or records, Purchaser shall promptly restore such properties, books, Contracts and records to their condition prior to such investigation. If, in the course of any investigation pursuant to this Section 4.2(a), Purchaser discovers any breach of any representa tion or warranty contained in this Agreement or any circumstance or condition that, upon Closing, would constitute such a breach, Purchaser shall promptly inform Seller in writing.

                   (b)  Confidentiality.  Purchaser acknowledges that the
                        ---------------
information being provided to Purchaser and its representatives by Seller is subject to the terms of a confidentiality agreement between Donaldson, Lufkin & Jenrette Securities Corporation and Acapulco Restaurants, Inc., dated September 21, 1999 (the "Confidentiality Agreement"), which terms are incorporated herein by reference.

          SECTION  4.3  Consents.
                        --------

                   (a) Subject to the terms and conditions of this Agreement, Prandium, Seller and Purchaser agree (without being obligated to make any payment to any third party) to use their best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with the others in connection with the foregoing, including using its best efforts to:

                        (i) obtain all necessary waivers, consents and approvals from other parties to Contracts,

                        (ii) obtain all consents, approvals and authorizations that are required to be obtained under any Federal, state, local or foreign law or regulations,

                        (iii) prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated hereby,

                        (iv) lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated hereby, and

                        (v) effect all necessary registrations and filings, including filings under the HSR Act, and submissions of information requested by governmental authorities.

                   (b) Purchaser recognizes that certain consents to the transactions contemplated by this Agreement may have been or may be required from third parties, including parties to the Applicable Contracts and governmental authorities. Purchaser agrees that Prandium and Seller shall not have any liability whatsoever (other than as a result of a breach by Prandium or Seller of any of its respective representations, warranties or covenants contained herein) arising out of or relating to the failure to obtain any such consent or because of the termination of any Contract or any permit, license or other governmental authorization as a result thereof.

                   (c) Except as approved by Purchaser in writing (which approval shall not be unreasonably withheld with respect to modifications that have no economic effect on the Acquired Companies), Prandium and Seller agree (and shall cause the Acquired Companies) not to amend or modify any lease in connection with obtaining any consent under any lease.

          SECTION  4.4  Further Assurances.  From time to time, whether before,
                        ------------------
at, or after the Closing, each party hereto, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to consummate the transactions contemplated by this Agreement, including, without limitation, approving the forms of opinion as soon as practicable after the date of this Agreement.

          SECTION  4.5  Employee Benefit Plans.
                        ----------------------

                   (a) If an Affected Person (other than a Retained Employee) is terminated from employment during the six month period following the Closing Date, Purchaser shall provide such Affected Person with a severance benefit at least equal to the severance benefit the Affected Person would receive under the Prandium Severance Plan summarized on Schedule 4.5(a). Subject to the foregoing, Purchaser shall have the right to amend, terminate or modify its severance plans at any time. As of the Closing, Seller shall cease to provide coverage or benefits for Affected Persons, other than the Affected Persons who are the Retained Employees (as defined below), and their dependents and beneficiaries under any Employee Benefit Plans maintained by Seller or any of its Subsidiaries, except as required by applicable law or otherwise agreed to by the parties hereto.

                   (b) For the six month period following the Closing Date, Purchaser shall provide Affected Persons who are employees of the Acquired Companies, other than the Retained Employees, as a whole with compensation and benefits comparable to the compensation and benefits provided by the Acquired Companies immediately prior to the Closing Date (without regard to any stock options or other equity based compensation arrangement offered by the Acquired Companies or Prandium); provided that (i) nothing shall prohibit Purchaser from reducing such compensation and benefits so long as such reduction applies to all similarly situated employees of Purchaser and its other subsidiaries and (ii) nothing herein shall restrict Purchaser from amending its benefit plans. Following the Closing Date, service by Affected Persons with the Acquired Companies or Seller shall be recognized under each benefit plan or arrangement established, maintained or contributed to by Purchaser or the Acquired Companies after the Closing for the benefit of any Affected Persons for purposes of (i) eligibility to participate and (ii) vesting, but in no event shall such service be taken into account in determining the accrual of benefits under any such benefit plan or arrangement, including, but not limited to, a defined benefit plan. If permitted by law, Purchaser shall waive any pre-existing conditions, limitations or waiting periods under such employee benefit plans. Each Affected Person, other than a Retained Employee, shall receive full credit under the vacation, sick leave and paid-time off policies of Purchaser or the Acquired Companies applicable to such

Affected Person, for all accrued and unused vacation, sick leave and paid-time off to which such Affected Person is entitled as of the Closing Date.

                   (c) Seller and Purchaser agree to cooperate in carrying out the duties and responsibilities contained in this Section 4.5. In addition, Seller agrees to make available to Purchaser such information as Purchaser may reasonably request to facilitate the determina tion of (i) the period of service of any Affected Person with the Acquired Companies, Prandium or Seller prior to the Closing Date, (ii) individual service accruals and salary histories of Affected Persons, and (iii) such other information as Purchaser may reasonably request to carry out the provisions of this Section 4.5.

                   (d) Notwithstanding anything contained in this Agreement, no employee of Prandium or Seller or Restaurants employed at the Retained Restaurants (the "Retained Employees") shall become an employee of the Acquired Companies or Purchaser from and after the Closing Date, and neither the Acquired Companies nor Purchaser shall be liable for any payments in respect of the Retained Employees for any purpose whatsoever.

          SECTION  4.6  Employees.  Purchaser acknowledges and agrees that any
                        ---------
employment loss within the meaning of the Worker Adjustment and Retraining Notification Act (the "WARN Act"), 29 U.S.C. (S)(S)2101 et seq., suffered by any Employee (other than a Retained Employee) immediately upon or within 90 days of the Closing, shall have been caused by Purchaser's decision not to continue the employment of such Employee, and not by the sale of the Acquired Companies. Purchaser further acknowledges and agrees that it shall be responsible for giving any notices required by the WARN Act, that it is liable to any Employee who does not receive notice under, and who suffers an employment loss, as defined in, the WARN Act and that it is responsible to and shall indemnify and hold harmless Prandium, Seller and their affiliates for any and all claims asserted under the WARN Act because of a "plant closing" or "mass layoff," as defined therein, occurring on or after the Closing Date. For purposes of this Agreement, the Closing Date is and shall be the same as the "effective date" of the sale within the meaning of the WARN Act.

          SECTION  4.7  Section 338(h)(10) Election.
                        ---------------------------

                   (a) Unless Prandium has delivered an Ownership Change Notice (as defined herein) to Purchaser prior to the Closing, in which case this
Section 4.7 shall not apply, Prandium and Seller (as required) shall join with Purchaser in making an election under section 338(h)(10) of the Code and the Treasury regulations promulgated thereunder (and any comparable election under state Tax law) for each of the Acquired Companies (a "Section 338(h)(10) Election"). Each of Prandium, Seller and Purchaser represents that it is qualified to make a Section 338(h)(10) Election. Each of Prandium and Seller covenant that it will not elect out of treating the Acquisition, for state Tax law purposes, as an acquisition for which a Section 338(h)(10) Election has been made. In connection with the making of a Section 338(h)(10) Election, at Closing, (i) Seller shall deliver to Purchaser identical duly signed Internal Revenue Service Forms 8023 (and identical signed originals of any comparable forms for state Tax law purposes) (the "Election Forms"), fully and properly completed except with respect to Sections E and F of Forms 8023 (and any corresponding sections of the election forms for state Tax law purposes) and (ii) Purchaser shall cause each Election Form to be duly signed. Purchaser shall file an original of each type of Election Form with the IRS, or applicable state Tax authority, promptly after the Closing without making any additions, deletions, or other changes thereto. Purchaser and Seller shall each retain an original copy of each type of Election Form. Prandium agrees to promptly notify Purchaser in writing if it believes it is reasonably likely to deliver an Ownership Change Notice; provided that if Prandium becomes aware of such fact prior to the sixth day before Closing, Prandium agrees to notify Purchaser no later than five days before Closing.

                   (b) As soon as reasonably practicable after the Closing Date, Purchaser shall prepare and deliver to Seller a schedule (the "Preliminary
Section 338 Schedule") setting forth a preliminary allocation of the Purchase Price of the Acquired Companies among the assets of the Acquired Companies that are deemed to have been acquired pursuant to Section 338(h)(10) of the Code and comparable state Tax provisions and a preliminary determination of the amounts required to be entered in Sections E and F of IRS Form 8023 (and comparable sections of any Election Forms for state Tax law purposes). Such schedule shall be subject to the review and approval of Seller. If Seller and Purchaser are unable to resolve any disagreement between them as to any particular allocation or amount set forth on the Preliminary Section 338 Schedule within 30 days of Seller's receipt of such Schedule, the disputed allocation or amount shall be reviewed and determined by a certified public accounting firm of national reputation, as may be chosen mutually by Seller and Purchaser (the "Accountants"), which determination shall be final. Upon Seller's approval (as described above) of the Preliminary Section 338 Schedule (or a determination by the Accountants of all disputed allocations and amounts), Purchaser shall deliver to Seller a "Final Section 338 Schedule". Purchaser and Seller shall cooperate and take all actions reasonably necessary to complete the Election Forms on a basis consistent with the Final Section 338 Schedule. If any changes are required to be made to the Election Forms or schedules (including the Final
Section 338 Schedule) as a result of information that first becomes available after Purchaser has delivered to Seller the Final Section 338 Schedule, the parties shall promptly and in good faith reach an agreement as to the precise changes required to be made. Seller and Purchaser shall use the Final Section 338 Schedule for purposes of preparing all reports and returns with respect to Taxes. The parties acknowledge and agree that if, for any reason, a Final

Section 338 Schedule is not obtained, any Section 338(h)(10) Election filed in accordance with Section 4.7(a) above shall be irrevocable and binding on the parties and shall not be challenged by any party. The parties agree that all costs and expenses in connection with the preparation and delivery of the Preliminary Section 338 Schedule and the Final Section 338 Schedule shall be borne by Purchaser; provided that any fees incurred in resolving any disagreement over the Preliminary Section 338 Schedule shall be borne equally by Purchaser and Seller.

                   (c) In order to avoid an ownership change of Prandium during the three-year period ending on the Closing Date, Prandium hereby agrees to use its reasonable best efforts, from the date hereof until the Closing Date, to prevent any direct or indirect transfer of its common stock that would trigger an ownership change under Section 382 of the Code.

          SECTION  4.8  Cooperation With Respect to Tax Matters.
                        ---------------------------------------

                   (a) Prandium, Seller and Purchaser recognize that the Acquired Companies have joined with Prandium and Seller in filing unitary, consolidated, or combined Tax Returns as members of a unitary, consolidated or combined group, as applicable (the "Prandium Consolidated Group"). After the Closing Date, Prandium and Seller shall include (to the extent required by law) the taxable income or loss, and all other items, of the Acquired Companies for periods ending before or on the Closing Date, in their unitary, consolidated or combined Tax Returns and shall not cease to include the Acquired Companies in such Tax Returns for any tax year that ends on or before or that includes the Closing Date.

                   (b) Seller shall be responsible for, and shall have ultimate discretion with respect to, (i) the timely filing of all Tax Returns (and payment of Tax with respect thereto) required or permitted by applicable law to be filed by the Acquired Companies (or by Seller on their behalf) with respect to periods that end on or before the Closing Date, (ii) any elections related to such Tax Returns (other than Section 338(h)(10) Elections, the rights and obligations of the parties hereto of which are set forth in Section 4.7), and
(iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns; provided, however, that in the event that any Audit for which Prandium or Seller is responsible pursuant to this Section 4.8(b) could reasonably be expected to result in a material increase in Tax liability for which Purchaser would be responsible, Seller shall consult in good faith with Purchaser in respect of the specific issues that could give rise to such increased Tax liability. Purchaser and the Acquired Companies shall cooperate with Seller for the purpose of making any Tax election under applicable law that would not have a Material Adverse Effect, including any election to permit Seller to file any short period Tax Return for the taxable period ending on the Closing Date.

                   (c) Purchaser and the Acquired Companies shall be responsible for, and shall have ultimate discretion with respect to, (i) the timely filing of all Tax Returns (and payment of Tax with respect thereto) required to be filed by the Acquired Companies with respect to periods that begin after the Closing Date and (ii) the Straddle Tax Returns (as defined below), if any, and (iii) any Audit (including the execution of any waiver of limitation with respect to any Audit) relating to any such Tax Returns; provided, however, that (x) in the case of any Straddle Tax Return, the preparation and filing of such Return shall be subject to review and approval of Seller, which approval shall not be unreasonably withheld, and (y) in the event that any Audit for which Purchaser is responsible pursuant to this Section 4.8(c) could reasonably be expected to result in a material increase in Tax liability for which Prandium or Seller would be responsible, Purchaser shall consult in good faith with Prandium or Seller in respect of the specific issues that could give rise to such increased Tax liability. A "Straddle Tax Return" is a Tax Return for any taxable period that includes but does not end on the Closing Date. For purposes of any Straddle Tax Return, the allocation of Taxes of the Acquired Companies between the portion of the taxable period up to and including the Closing Date (the "Pre-Closing Period") and the portion of the taxable period commencing with the first day after the Closing Date (the "Post-Closing Period") shall, with respect to income, sales, use, payroll and similar Taxes, be based on the operations of the Acquired Companies as if their books were closed at the end of the day of the Closing Date. The parties agree that real and personal property and similar Taxes shall be apportioned on a daily pro rata basis.

                   (d) After the Closing Date, each of Purchaser and the Acquired Companies, on the one hand, and Prandium and Seller, on the other, shall (i) provide, or cause to be provided, to each other's respective subsidiaries, officers, employees, representatives and affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Acquired Companies, by any of them in connection with the preparation of any Tax Return or any Audit of the Acquired Companies in respect of which Purchaser, the Acquired Companies or Prandium or Seller, as the case may be, is responsible pursuant to Sections 4.8(b) or (c) of this Agreement and (ii) retain, or cause to be retained, for so long as any such taxable years or Audits shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Audits.

                   (e) Each of Purchaser and the Acquired Companies, on the one hand, and Prandium and Seller, on the other, shall promptly inform, keep regularly apprised of the progress with respect to, and notify the other party in writing not later than (i) ten business days after the receipt of any notice of any Audit or (ii) fifteen business days prior to the settlement or final determination of any Audit for which it was responsible pursuant to Section 4.8(b) or (c) of this Agreement which could affect the Tax liability of such other party for any taxable year.

                  (f)  As used in this Agreement:

                       (i) "Tax" or "Taxes" shall mean all Federal, state, local and foreign taxes and other assessments of similar nature, (whether imposed directly or through withholdings), including any interest, penalties (including penalties for failure to file Tax Returns) and additions to Tax applicable thereto;

                       (ii) "Tax Returns" shall mean any Federal, state, local and foreign tax returns, declarations, elections, statements, reports, schedules and any amendments thereto; and

                       (iii) "Audit" shall mean any audit, assessment of Taxes, reassessment of Taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings.

                   (g) Seller and Purchaser each acknowledge that the other party is a party to a TRAC Agreement that is currently in effect. Within 30 days after the date hereof, Seller and Purchaser shall cooperate with each other (including providing any necessary information reasonably requested by the other party) in preparing corresponding addenda to their respective TRAC Agreements, which addenda shall set forth the information required under such agreements to report the change in ownership of the Acquired Restaurants contemplated in connection with the Closing. At Closing, Seller and Purchaser shall each deliver to the other party a copy of the addendum to its TRAC Agreement, as completed in cooperation with the other party. Seller and Purchaser each agree to file with the IRS the addendum to its TRAC Agreement within three business days after the Closing. Neither party shall make any changes to the addendum to its TRAC Agreement, prior to such filing, without the prior consent of the other party. After the Closing, Purchaser shall not in bad faith fail to comply as an Employer under its TRAC Agreement in a manner that would reasonably be expected to cause and which does cause an Audit with respect to any Taxes imposed pursuant to the Federal Insurance Contribution Act under Section 3101 et seq. of the Code on the tip income of employees of the Acquired Restaurants for taxable periods ending on or before the Closing Date and any Pre-Closing Period.

          SECTION  4.9 Tax Indemnity.
                       -------------

                   (b) Prandium and Seller shall each be liable for, shall pay to the appropriate Tax authorities (or shall pay to the Acquired Companies as a reimbursement of Taxes paid to the appropriate Tax authorities for a Straddle Tax Return), and shall hold Purchaser and the Acquired Companies harmless against, all Taxes (other than Taxes included in Working Capital determined pursuant to Section 2.3 above) of the Acquired Companies that relate to (i) the taxable periods ending before or on the Closing Date, (ii) the Pre-Closing Period, (iii) any liability for Taxes arising under Treasury Regulations section 1.1502-6 (or similar provision of state, local or foreign law) attributable to any taxable period ending before or on the Closing Date or the tax year that includes the Closing Date (but with respect to Taxes attributable to such tax year, only to the extent that such Taxes relate to members of the Prandium Consolidated Group), and (iv) the Required Reorganization. Prandium and Seller shall be entitled to all Tax refunds (including interest) attributable to the taxable periods in respect of which either is so obligated to indemnify Purchaser and the Acquired Companies, other than refunds included in the Working Capital determined pursuant to Section 2.3 above.

                   (b) Purchaser and the Acquired Companies shall be jointly and severally liable for, shall pay to the appropriate Tax authorities, and shall hold Prandium and Seller harmless against all Taxes of the Acquired Companies that relate to (i) the taxable periods that begin after the Closing Date and (ii) the Post-Closing Period. Purchaser and the Acquired Companies shall be entitled to any Tax refund (including interest) attributable to the taxable periods in respect of which Purchaser and the Acquired Companies are so obligated to indemnify Seller.

                   (c) Any indemnity payment made pursuant to this Section 4.9 shall be treated by all parties as an adjustment to the Purchase Price.

                   (d) The obligations of the parties to indemnify each other pursuant to this Section 4.9 shall continue until the statutory period of limitations (taking into account any extensions or waivers thereof) for the assessment of Taxes, covered by this Section 4.9, has expired. Any payment due to an indemnified party pursuant to this Section 4.9 shall be paid promptly by the indemnifying party upon receipt of written notice.

                   (e) Neither party shall take any action the purpose and intent of which is to prejudice the defense of any claim subject to indemnification hereunder or to induce a third party to assert a claim subject to indemnification hereunder.

          SECTION  4.10 Financial Information.
                        ---------------------

                   (a) After the Closing, upon reasonable written notice, Purchaser, Prandium and Seller shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives access, during normal business hours, such information (including records pertinent to the Acquired Companies) as is reasonably necessary for financial reporting and accounting matters.

                   (b) Purchaser shall retain all of the books and records of the Acquired Companies for a period of ten years after the Closing Date or such longer time as may be required by law. After the end of such period, before disposing of such books or records, Purchaser shall give notice to such effect to Seller and give Seller an opportunity to remove and retain all or any part of such books or records as Seller may select.

          SECTION  4.11 Expenses.  Whether or not the Closing takes place,
                        --------
except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses; provided, however, that (a) except as otherwise provided in Section 1.5, Seller and Purchaser shall each be responsible for 50% of all sales, use, realty, transfer and other transfer and similar Taxes in connection with this Agreement and the consummation of the transactions contemplated hereby and (b) Seller shall pay any pre-Closing expenses of the Acquired Companies incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any fees of DLJ or Seller's counsel incurred in connection with the Acquisition and the transactions contemplated by this Agreement).

          SECTION  4.12 Insurance.  Purchaser shall secure insurance with
                        ---------
respect to the Acquired Companies' business from the Closing Date covering general liability (including, without limitation, premises liability), products liability and workers' compensation in amounts consistent with insurance it currently secures.

          SECTION  4.13 Publicity.  Prandium, Seller and Purchaser agree that,
                        ---------
prior to the Closing, no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent (which consent shall not be unreasonably withheld) of the other party, except as such release or announcement may be required by law. Prandium, Seller and Purchaser agree that, prior to the Closing, no disclosure of the terms or provisions of this Agreement shall be made except to representatives, advisors, counsel, and lenders to the parties hereto who acknowledge the confidentiality of this Agreement, and except as required by law; provided that in the event such disclosure, announcement or release is required by law, each party shall have an opportunity to review such disclosure and such disclosure shall be reasonably acceptable to each party.

          SECTION  4.14 Certain Understandings.
                        ----------------------

                   (a) Purchaser has received from Seller certain projections and forecasts relating to the Acquired Companies. Purchaser acknowledges that
(i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) Purchaser is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections and forecasts so furnished to them and (iii) Purchaser shall not have any claim against Seller or its agents with respect thereto. Accord ingly, Seller makes no representation or warranty with respect to such projections and forecasts.

                   (b) Purchaser acknowledges that, except as expressly set forth herein, neither Prandium, Seller, nor any other person, has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Acquired Companies, and, except as set forth herein, neither Prandium, Seller nor any other person will be subject to any liability to Purchaser or any other person resulting from the distribution to Purchaser, or the use of, any such information. Purchaser acknowledges that, should the Closing occur, Purchaser will acquire the Acquired Companies' business in an "as is" condition and on a "where is" basis, without any representation or warranty of any kind, express or implied, except such representations and warranties expressly set forth herein or in any certificate delivered pursuant hereto.

                   (c) Purchaser acknowledges that, except as expressly set forth herein, neither Prandium, Seller, nor any other person, has made any representation or warranty, express or implied, as to (i) the physical condition or state of repair of the Acquired Companies' real property, the improvements constituting a part thereof or the equipment and fixtures appurtenant thereto,
(ii) the gross or net income derived therefrom, (iii) the cost, book value or market value thereof, (iv) the use or potential use thereof, or (v) any other matter affecting, or relating to, such property or the operation or management thereof.

                   (d)  Purchaser acknowledges that the restaurants listed on
Schedule 4.14(d) shall be the responsibility of Purchaser after Closing (it being understood that Seller and Prandium shall remain liable with respect to any breach of the representations and warranties made by Prandium and Seller herein or pursuant hereto insofar as such breaches relate to the restaurants listed on Schedule 4.14(d) for periods prior to the Closing in accordance with the indemnification provisions set forth in Article VI).

          SECTION  4.15 Non-competition; Non-solicitation.
                        ---------------------------------

                   (a) For a period of three years from and after the Closing Date, neither Prandium, Seller nor any of their respective subsidiaries (collectively, the "Restricted Parties") shall, directly or indirectly own, manage, operate, join, control or participate in the ownership, management, operation or control of Mexican-style dinner houses in California. Notwithstanding this Section 4.15(a), (i) Prandium and Seller may, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of any fast-casual Mexican-style restaurants in California and (ii) any subsequent non-affiliated purchaser of Prandium's Chi-Chi's restaurant chain may directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control any Mexican-style dinner houses in California.

                   (b) From the date hereof until the first anniversary of the Closing Date, Purchaser, Prandium and Seller shall not, and shall each cause their subsidiaries and representatives to not, without prior written approval of the other party, directly or indirectly, solicit for employment any current general manager, assistant general manager or chef of: (i) in the case of Prandium and Seller, the Acquired Companies and (ii) in the case of Purchaser, Prandium and its current subsidiaries (including, without limitation, the employees of the Retained Restaurants), provided, however, that solicitations of employment published in a journal, newspaper or other publication of general circulation and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 4.15.

                   (c) If, at the time of enforcement of this Section 4.15, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, Prandium, Seller and Purchaser agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area, it being specifically agreed by Prandium, Seller and Purchaser that it is their continuing desire that this covenant be enforced to the full extent of its terms and conditions or if a court finds the scope of the covenant unenforceable, the court shall redefine the covenant so as to comply with applicable law. The parties agree that money damages would not be an adequate remedy for any breach of this Section 4.15. Therefore, in the event of a breach or threatened breach of this Section 4.15, Purchaser or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violation of, the provisions hereof (without posting a bond or other security). Prandium and Seller agree that the restrictions contained in this Section 4.15 are reasonable.

          SECTION  4.16  Confidentiality.  (a) Except as required by law, after
                         ---------------
the Closing, Prandium, Seller and their affiliates shall not knowingly disclose to any third party (other than their respective agents or advisors, including without limitation, attorneys, accountants, consultants, bankers and financial advisors) any proprietary information used exclusively by the Acquired Companies' (other than proprietary information that is in the public domain or generally known in the industry) in any form, whether acquired prior to or after the Closing Date, relating to the business and operations of the Acquired Companies, including, without limitation, any exclusive information regarding written recipes, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, financial or other data (including the revenues, costs or profits associated with the Acquired Companies' products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or other compilations of information, written or unwritten, which is or was used exclusively in connection with the business of the Acquired Companies.

                   (b) Except as required by law or as otherwise contemplated by this Agreement, after the Closing, Purchaser and its affiliates shall not knowingly disclose to any third party (other than their respective agents or advisors, including without limitation, attorneys, accountants, consultants, bankers and financial advisors) any proprietary information used exclusively by the ETX Restaurants (other than proprietary information that is in the public domain or generally known in the industry) in any form, whether acquired prior to or after the Closing Date, relating to the business and operations of the ETX Restaurants, including, without limitation, any exclusive information regarding written recipes, customers, vendors, suppliers, trade secrets, training programs, manuals or materials, technical information, contracts, systems, procedures, mailing lists, know-how, trade names, financial or other data (including the revenues, costs or profits associated with the ETX Restaurants' products or services), business plans, code books, invoices and other financial statements, computer programs, software systems, databases, industry lists, correspondence, internal reports, personnel files, sales and advertising material, telephone numbers, names, addresses or other compilations of information, written or unwritten, which is or was used exclusively in connection with the business of the ETX Restaurants.

          SECTION  4.17 Acquisition of Rights to Confidentiality.  To the extent
                        ----------------------------------------
not yet otherwise prohibited thereby, at the Closing, Prandium and Seller shall assign, grant and convey to Purchaser all their rights to keep information relating to the Acquired Companies confidential under confidentiality agreements between them and persons other than Purchaser that were entered into in connection with or relating to a possible sale of the Stock or any part thereof (collectively, "Confidentiality Letters"), including the right to enforce all terms of the Confidentiality Letters. Promptly after the date hereof, to the extent provided, Prandium and Seller shall request the return or destruction of all confidential information provided to other persons pursuant to the Confidentiality Letters. At the Closing, Seller shall deliver to Purchaser copies of the Confidentiality Letters to the extent permitted by the terms thereof; provided that if any Confidentiality Letter shall not be assignable, Seller shall disclose to Purchaser the parties to such Confidentiality Letter.

          SECTION  4.18 No-Shop.  During the period beginning on the date hereof
                        -------
and ending on the earlier of (i) the Closing Date, (ii) 60 days from the date of this Agreement (if the failure to consummate the Acquisition by such date is due primarily to a breach by Purchaser of any of its representations, warranties, covenants or other obligations contained in this Agreement or a failure by Purchaser to obtain financing in order to satisfy the condition set forth in 5.1(f)) and (iii) the date of termination of this Agreement, Prandium and Seller shall not (and shall cause their affiliates and representatives not to) solicit, initiate or encourage the submission of any proposal or offer from any person relating to, or participate in any discussions or negotiations regarding, or furnish any information with respect to, the direct or indirect acquisition of all or any substantial portion of the Stock or assets of the Acquired Companies.

          SECTION  4.19 Cooperation with respect to Insurance Matters.
                        ---------------------------------------------

                   (a) Notwithstanding the provisions of Section 4.5, to the extent that (i) any insurance policies controlled by Prandium, Seller or their subsidiaries (collectively, "Sellers' Insurance Policies") cover any loss, liability, claim, damage or expense relating to any of the Acquired Companies relating to or arising out of occurrences (known or unknown) prior to the Closing Date (the "Pre-Closing Liabilities") and (ii) Seller's Insurance Policies continue after the Closing to permit claims to be made thereunder with respect to Pre-Closing Liabilities (the "Pre-Closing Claims") and (iii) neither Prandium nor Seller would incur any cost or expense in connection with the submission of such claims, Prandium and Seller shall cooperate and cause their subsidiaries to cooperate with Purchaser and the Acquired Companies in submitting Pre-Closing Claims (or pursuing Pre-Closing Claims previously made) on behalf of Purchaser or the Acquired Companies under Sellers' Insurance Policies. It is further understood and agreed that any deductibles and/or self-insured retentions applicable to any Pre-Closing Claims made under Seller's insurance policies will be the sole responsibility of Purchaser.

                   (b) To the extent that, after the Closing Date, Purchaser or Seller reasonably requires any information regarding claim data, payroll or other similar information in order to make filings with insurance carriers, Seller or Purchaser, as the case may be, shall promptly supply such information to the other.

                   (c) At or prior to the Closing, each party hereto, shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such other actions as may be reasonably necessary to separate the Acquired Companies' insurance programs (including self-insurance policies for workers' compensation, general liability, automobile liability and health insurance) from Seller and Prandium's insurance programs, including, without limitation, entering into agreements with the applicable insurance carriers (reasonably satisfactory to each party) in order to transfer insurance obligations or a portion thereof, which agreements shall include (to the extent available from the applicable insurance carriers) provisions relating to (i) the claims handling process, (ii) separate billing statements, (iii) control of security and letters of credit, (iv) conversion of historical paid loss retrospective programs and (v) retrospective adjustments.

          SECTION  4.20 Transition Services Agreement.  At the Closing,
                        -----------------------------
Purchaser and Prandium shall enter into a transition services agreement (the "Transition Services Agreement"), in form and substance reasonably acceptable to Purchaser and Prandium, pursuant to which Prandium shall provide (or cause to be provided) to the Acquired Companies services at such fees and upon such other terms and conditions as may mutually be agreed upon. The parties shall use their best efforts to negotiate in good faith the form of such agreement within 30 days from the date hereof; provided that the parties shall continue to use their best efforts to negotiate such agreement in good faith until the earlier of (i) the finalization of such agreement and (ii) the two month anniversary of the Closing Date. If the parties are unable to agree to a mutually acceptable Transition Services Agreement prior to the Closing Date, Prandium shall for a period of three months from the Closing Date provide services for accounting, administration of benefits and MIS (in each case excluding any third party expenses or fees related thereto) to the Acquired Companies at the levels provided immediately prior to Closing in exchange for a fee of $150,000 per month plus reimbursement for any third party fees or expenses related to such services or, if earlier, until a mutually acceptable Transition Services Agreement has been negotiated.

          SECTION  4.21 Anaheim Lease Agreement.  At the Closing, Purchaser and
                        -----------------------
Seller shall enter into a lease agreement (the "Lease Agreement"), in form and substance reasonably acceptable to Purchaser and Seller, pursuant to which Seller shall lease the Anaheim El Torito for an initial period of one year, automatically renewable at Purchaser's option in year increments thereafter and cancellable by Seller at any time upon 60 days notice to Purchaser, for an annual rent of $200,000. The parties shall use their best efforts to negotiate in good faith the form of such agreement within 30 days from the date hereof.

          SECTION  4.22 Notification.  Between the date of this Agreement and
                        ------------
the Closing Date, the parties will promptly notify each other in writing if such party becomes aware of any fact or condition occurring after the date of this Agreement that causes or constitutes a breach of any of that party's own representations and warranties as of the date of this Agreement, or such party becomes aware of the occurrence after the date of this Agreement of any fact or condition (except for such facts or conditions expressly contemplated by this Agreement which shall not be deemed to constitute a breach of such party's representations or warranties) that would cause or constitute a breach of any of that party's own representations or warranties had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, such party will promptly deliver to the other party a supplement to the Schedules specifying such change. During the same period, the parties will promptly notify each other if such party breaches any of its own covenants in this Article IV or of the occurrence of any event that may make the satisfaction of the conditions in Article V impossible or unlikely.

          SECTION  4.23  Foothill Consent and Waiver.  At or prior to the
                         ---------------------------
Closing, Seller shall either (a) obtain a Consent and Waiver of Foothill Capital Corporation ("Foothill") in form reasonably satisfactory to Purchaser consenting to the transactions contemplated hereby or (b) pay all amounts outstanding under the Foothill Loan Documents with a portion of the Purchase Price concurrently with the Closing, in either case: (i) releasing the Acquired Companies from any and all obligations under that certain Loan and Security Agreement, by and among Prandium, Seller, Restaurants, Franchising, Chi-Chi's, Inc., each of their subsidiaries and Foothill, dated as of January 10, 1997, and any security, collateral or similar document securing amounts payable thereunder (collectively, including all amendments thereto, the "Foothill Loan Documents") and (ii) releasing all Liens in respect of the assets or Stock of the Acquired Companies created pursuant to the Foothill Loan Documents.

          SECTION  4.24 Payroll and Credit Card Receivables.  Prior to Closing,
                        -----------------------------------
Seller shall establish a separate payroll account for Restaurants. Prior to Closing, Seller shall use its best efforts to ensure that credit card receivables relating exclusively to the Acquired Companies are deposited in the Acquired Companies' depository accounts, including by notifying credit card service providers to redirect wire transfers.

          SECTION  4.25 Non-Renewal of Guaranties.
                        -------------------------

                   (a) Prandium and Seller shall not, and shall not permit their subsidiaries to, (i) renew any Contract under which either Acquired Company is currently liable, either by way of a guaranty or as a party to such Contract, without removing such Acquired Company as a guarantor or party to such Contract, as applicable or (ii) amend any such Contract to increase the amount of payments or other obligations due under any such Contract while any Acquired Company is liable thereunder.

                   (b) Purchaser shall not, and shall not permit its subsidiaries to, (i) renew any Contract under which Prandium or Seller or any of their subsidiaries are currently liable, either by way of a guaranty or as a party to such Contract, without removing Prandium, Seller or such subsidiary, as applicable, as a guarantor or a party to such Contract, as applicable or (ii) amend any such Contract to increase the amount of payments or other obligations due under any such Contract while Prandium, Seller or any of their subsidiaries is liable thereunder.

          SECTION  4.26 POS Agreement.
                        -------------

                   (a) Promptly after the date of this Agreement, Seller and Purchaser shall work jointly (i) with Progressive Software, Inc. ("Progressive") to provide for the ability of Restaurants to continue the use of the Progressive POS system currently used by Restaurants (the "Progressive POS System"), pending the implementation of the new POS System referred to in clause (ii) of this sentence and (ii) with a new system provider selected by Purchaser and reasonably acceptable to Seller ("New Provider"), to implement a new POS System, including any necessary training and hardware (the "POS System"), for and to be owned by Restaurants as soon as practicable after such system is chosen, the form and extent of which shall be determined by Purchaser and reasonably acceptable to Seller; provided that (x) the POS System selected shall be able to perform the basic functions needed to operate and manage a Mexican-style restaurant chain and, in any event, at least the functions that were expected to be provided by the Progressive POS System and (y) the timing of the payments due to the New Provider in connection with the POS System (other than customary up-front costs) will be based on the roll-out of the POS System. Seller acknowledges that each of Micros and HSI is a reasonably acceptable New Provider.

                   (b) The parties agree that all costs and expenses due to the New Provider in connection with the POS System shall be paid 2/3 by Seller and 1/3 by Purchaser; provided that in no event shall Seller's 2/3 share of costs and expenses due to New Provider exceed $1,066,667; provided that if Purchaser engages Micros as the New Provider, Prandium shall make available to Purchaser Prandium's outstanding credit with Micros (which credit is at least $400,000) and such credit shall not count as a credit against or otherwise reduce Seller's maximum liability as set forth above. The parties agree that all costs and expenses due to Progressive in connection with the Progressive POS System shall be paid (i) up to the first $500,000, 2/3 by Seller and 1/3 by Purchaser and
(ii) any costs and expenses in excess of $500,000, by Seller. Subject to the limitations and caps in the preceding sentences, (i) to the extent payments are due to Progressive or to the New Provider after Closing, they shall be paid in the applicable proportions by Seller and Purchaser, and (ii) to the extent payments are due to Progressive or the New Provider prior to Closing, they shall be paid by Seller and the Purchase Price shall be increased by the appropriate percentage thereof in accordance with this Section 4.26.

                   (c) For a period of six months from the Closing Date (or until the completion of the roll-out of the POS System, if earlier), Prandium shall provide (or cause to be provided) to Restaurants help-desk support with respect to the Progressive POS System at the same level of service provided by Progressive immediately prior to the date of this Agreement.

                   (d) The parties agree that all representations, warranties and covenants of Prandium and Seller and conditions precedent of Purchaser with respect to the Acquired Companies or the operation thereof shall be deemed to exclude any POS system and support thereof.


                                   ARTICLE V
                             CONDITIONS PRECEDENT

          SECTION  5.1  Conditions Precedent to Obligations of Purchaser.  The
                        ------------------------------------------------
obligation of Purchaser to purchase the Stock shall be subject to the satisfaction or waiver on the Closing Date of the following conditions precedent (which shall not be construed as covenants):

                   (a)  HSR Act.  The waiting period under the HSR Act, if
                        -------
applicable to the purchase and sale of the Stock, shall have expired or been terminated.

                   (b)  No Litigation.  There shall not be instituted or pending
                        -------------
any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that, individually or in the aggregate, would in reasonable probability prohibit the purchase of the Stock by Purchaser or have a Material Adverse Effect.

                   (c)  Consents.  All material consents, approvals and waivers
                        --------
to the transactions contemplated hereby from third parties and governmental authorities and other parties, including those set forth on Schedule 3.1(e) (other than landlord consents which are governed by 5.1(h) below and other than the consents set forth in numbers 1 and 2 of Schedule 3.2(c)) and those necessary to permit Seller to transfer the Stock to Purchaser shall have been obtained.

                   (d)  Representations and Warranties.  The representations and
                        ------------------------------
warranties of Prandium and Seller set forth in this Agreement (i) shall be true and correct in all material respects if such representations and warranties are not qualified as to materiality and (ii) shall be true and correct if such representations and warranties are qualified as to materiality, on and as of the date hereof and the Closing Date, as though made on and as of the Closing Date (without giving effect to any supplement to the Schedules), except as otherwise expressly contemplated by this Agreement, and Purchaser shall have received a certificate signed by an authorized officer of Seller and Prandium to such effect.

                   (e)  Performance of Obligations of Prandium and Seller.
                        -------------------------------------------------
Prandium and Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Purchaser shall have received a certificate signed by an authorized officer of Seller and Prandium to such effect.

                   (f)  Financing.  Purchaser shall have satisfied all
                        ---------
conditions necessary to obtain funds pursuant to the Debt Commitments (or alternative financing reasonably acceptable to Purchaser) sufficient, together with the Equity Commitments (the provision of which is not a condition to the obligation of Purchaser to effect the Acquisition), to consummate the Acquisition.

                   (g)  Certain Approvals.  Any and all approvals necessary for
                        -----------------
the consummation of the transactions contemplated hereby in connection with the Liquor Licenses (and any other material governmental permits or authorizations of any of the Acquired Companies) or required in connection with such Liquor Licenses, permits or authorizations for the Acquired Companies to carry on its businesses immediately after the Closing Date as currently conducted, or to maintain such Liquor Licenses, permits or other authorizations in effect immediately after the Closing Date, shall have been obtained (it being understood that Seller may deliver replacement Liquor Licenses in lieu of delivering the current Liquor Licenses of the El Torito restaurants located in Long Beach and Camarillo which were obtained by lottery).

                   (h)  Landlord Consents.  Seller shall have delivered to
                        -----------------
Purchaser all landlord consents, substantially in the form attached hereto as Exhibit B, from each real property lessor of each Lease listed on Schedule 3.1(e); provided that the failure to obtain required Lease consents with respect to restaurants #145, #179, #209 and #234 shall not be deemed to be a condition precedent of Purchaser. In the event the consent or approval of any party to the Leases for restaurants #209 and #234 has not been obtained by Closing, Seller shall use commercially reasonable efforts to enter into one or more arrangements reasonably satisfactory to Purchaser such that Purchaser will receive the benefits of each such Lease notwithstanding that such consent or approval shall not have been obtained; provided that if Seller is unable to obtain such consent prior to Closing, the parties shall take such action set forth on Schedule 5.1(h). In the event the consent or approval of any party to the Leases for restaurants #145 and #179 has not been obtained by Closing, such restaurants shall be treated as Retained Restaurants in accordance with Section 1.5(a).

                   (i)  Director Resignations.  All directors of the Acquired
                        ---------------------
Companies shall have tendered their resignations effective as of the Closing.

                   (j)  Company Material Adverse Change. Since the date hereof,
                        -------------------------------
there shall not have been any change or events which, singly or in the aggregate, have resulted or in reasonable probability could result in a Material Adverse Effect.

                   (k)  Stock Certificates.  Certificates representing 100% of
                        ------------------
the Stock shall have been, or at the Closing be, validly delivered and transferred to Purchaser, free and clear of any and all Liens;

                   (l)  Ancillary Agreements.  Purchaser shall have received the
                        --------------------
Escrow Agreement, duly executed by Seller.

                   (m)  Waiver.  Purchaser shall have received a waiver and
                        ------
release of any and all claims (other than claims arising directly pursuant to this Agreement) Prandium, Seller and their affiliates may have, now or in the future, against the Acquired Companies in substantially the form attached as Exhibit C hereto, duly executed by Prandium and Seller.

                   (n)  Employment Agreement Releases.  Purchaser shall have
                        -----------------------------
received an executed Release and Satisfaction in the form attached as Exhibit D hereto from each of Kevin Relyea, Roger Chamness and Gayle DeBrosse, releasing the Acquired Companies from any and all liability and further obligations under such person's respective employment agreement with the Acquired Companies.

                   (o)  Legal Opinion.  Purchaser shall have received from
                        -------------
Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Seller, an opinion dated the Closing Date, in substantially the form attached hereto as Exhibit E, and shall have received from Richards, Layton & Finger, counsel to Purchaser ("RLF"), an opinion, in substantially the form attached hereto as Exhibit F.

                   (p)  Transfer of Domain Names.  Purchaser shall have received
                        ------------------------
documents representing the fully executed transfer from Seller to Restaurants of all right, title and interest in all domain name registrations currently used by or necessary to the business of the Acquired Companies, including, without limitation, ELTORITO.COM, LASBRISASDELAGUNA.COM, CASAGALLARDO.COM, KEYSTONEGRILL.COM and EL-TORITO.COM as effected through Network Solutions, Inc., Register.com, or such other entity authorized to transfer Internet domain names.

                   (q)  Required Reorganization.  Seller and its subsidiaries
                        -----------------------
shall have effected the Required Reorganization in accordance with the terms of
Section 1.5.

                   (r)  Foothill.  Seller shall (a) have obtained a Consent and
                        --------
Waiver of Foothill in form reasonably satisfactory to Purchaser consenting to the transactions contemplated hereby or (b) pay all amounts outstanding under the Foothill Loan Documents with a portion of the Purchase Price concurrently with the Closing, in either case: (i) releasing the Acquired Companies from any and all obligations under the Foothill Loan Documents and (ii) releasing all Liens in respect of the assets or Stock of the Acquired Companies created pursuant to the Foothill Loan Documents.

                   (s)  Section 338(h)(10) Election. Purchaser shall have
                        ---------------------------
received from Seller, with respect to each Acquired Company, the executed Election Forms, together with such other documentation Purchaser is entitled to request at Closing pursuant to Section 4.7(a).

          SECTION  5.2  Conditions Precedent to Seller's Obligation.  The
                        -------------------------------------------
obligation of Seller to sell, assign, transfer, convey and deliver the Stock is subject to the satisfaction or waiver on the Closing Date of each of the following conditions precedent (which shall not be construed as covenants):

                   (a)  HSR Act.  The waiting period under the HSR Act, if
                        -------
applicable to the purchase and sale of the Stock, shall have expired or been terminated.

                   (b)  No Litigation.  There shall not be instituted or pending
                        -------------
any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting or looking toward an order, judgment or decree that, individually or in the aggregate, would in reasonable probability prohibit the sale of the Stock by Seller.

                   (c)  Consents.  All consents, approvals and waivers from
                        --------
third parties and governmental authorities and other parties set forth on
Schedule 3.2(c) and necessary to permit Purchaser to purchase the Stock from Seller as contemplated hereby shall have been obtained, except where the failure to obtain any such consent, approval or waiver would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                   (d)  Representations and Warranties.  The representations and
                        ------------------------------
warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects if such representations and warranties are not qualified as to materiality and shall be true and correct if such representations and warranties are qualified as to materiality on and as of the Closing Date, as though made on and as of the Closing Date (without giving effect to any supplement to the Schedules), except as otherwise contemplated by this Agreement, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                   (e)  Performance of Obligations of Purchaser. Purchaser shall
                        ---------------------------------------
have performed all material obligations required to be performed by it under this Agreement on or prior to the Closing Date, and Seller shall have received a certificate signed by an authorized officer of Purchaser to such effect.

                   (f)  Waiver.  Seller shall have received a waiver and release
                        ------
of any and all claims (other than claims arising pursuant to this Agreement) the Acquired Companies and their affiliates may have, now or in the future, against Seller and its affiliates in substantially the form attached as Exhibit C hereto, duly executed by the Acquired Companies.

                   (g)  Ancillary Agreements.  Seller and Prandium shall have
                        --------------------
received the Escrow Agreement, duly executed by Purchaser.

                   (h)  Ownership Change.  Prandium shall not have undergone an
                        ----------------
"ownership change" for the purposes of Section 382 of the Code during the three-year period ending on the Closing Date.

                                  ARTICLE XII
                                INDEMNIFICATION

          SECTION  6.1  Indemnification Generally.  In addition to and not in
                        -------------------------
limitation of the indemnities provided in Section 4.9, from and after the Closing, subject to the other provisions of this Article VI, the parties shall be indemnified as provided in this Article VI. For purposes of calculating the amount of Damages (as defined below) subject to indemnification pursuant to this
Article VI and for determining if any breach of this Agreement has occurred, all references to materiality or Material Adverse Effect shall be disregarded. All amounts payable pursuant to this Article VI shall be treated as adjustments to the Purchase Price.

          SECTION  6.2  Indemnification of Purchaser Indemnitees.  Prandium and
                        ----------------------------------------
Seller, jointly and severally, shall indemnify, save and keep Purchaser and the Acquired Companies and their successors and permitted assigns, and their respective directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Purchaser Indemnitee" and collectively the "Purchaser Indemnitees"), harmless against and from all Damages (including Damages arising out of Third Party Claims (as defined below)) sustained or incurred by any Purchaser Indemnitee as a result of or arising out of:

                   (a) any inaccuracy in or breach of any representation and warranty made by Prandium or Seller to Purchaser herein or in the Schedules or in any other document or certificate executed in connection with the Closing (including, without limitation, any inaccuracy in the Officer's Certificate setting forth the amount of the Acquired Companies' Indebtedness);

                   (b) any breach by Prandium or Seller of, or failure of Prandium or Seller to comply with, any of the covenants or obligations under this Agreement to be performed by Prandium or Seller (including, without limitation, the obligations of Prandium and Seller under this Article VI);

                   (c) the Required Reorganization and the Retained Liabilities; or

                   (d) any Indebtedness not reflected on the Seller's Certificate set forth in Section 1.3 (it being understood that in the event of any such inaccuracy Purchaser's Damages shall equal the amount by which the Acquired Companies' Indebtedness exceeded the amount set forth in such Seller's Certificate).

          SECTION  6.3  Indemnification of Seller Indemnitees.
                        -------------------------------------

          Purchaser shall indemnify, save and keep Prandium and Seller and their successors and permitted assigns, and their directors, officers, employees and agents, and the heirs, executors and personal representatives of each of the foregoing (each a "Seller Indemnitee" and collectively the "Seller Indemnitees"), harmless against and from all Damages (including Damages arising out of Third Party Claims) sustained or incurred by any Seller Indemnitee, as a result of or arising out of:

                   (a) any inaccuracy in or breach of any representation and warranty made by Purchaser to Seller herein or in the Schedules or in any other document or certificate executed in connection with the Closing;

                   (b) any breach by Purchaser, or failure of Purchaser to comply with, any of the covenants or obligations under this Agreement to be performed by Purchaser (including, without limitation, the obligations of Purchaser under this Article VI);

                   (c) any and all liability arising out of an Acquired Company's failure to perform an obligation with respect to: (i) the Guaranty dated August 24, 1990 by The Restaurant Enterprises Group, Inc. (now known as Prandium) of Restaurants' obligations under the lease for restaurant #219 (Oakland), (ii) the Guaranty dated August 4, 1995 by Family

Restaurants, Inc. (now known as Prandium) of Restaurants' obligations under the lease for restaurant #46 (Laguna Beach), (iii) the Corporate Guaranty of Restaurants' obligations to GTE Leasing Corporation dated December 22, 1999 by Prandium, Inc. in favor of GTE Leasing Corporation, (iv) the Guaranty of Restaurants' obligations dated September 4, 1998 by Family Restaurants, Inc. (now known as Prandium) in favor of The CIT Group - Equipment Financing, Inc.
(v) Prandium's obligations under the Enron Master Firm Natural Gas Sales Agreement, between Enron Energy Services, Inc., Restaurants and Family Restaurants, Inc. (now known as Prandium), dated as of August 21, 1998 and (vi) Prandium's obligations under the Enron Energy Sales Agreement - California Facilities, between Enron Energy Services, Inc., Restaurants and Koo Koo Roo Enterprises, Inc. (now known as Prandium) (it being understood that Seller and Prandium shall remain liable with respect to any breach of the representations made by Prandium and Seller herein or pursuant hereto insofar as such breaches relate to these agreements for periods prior to the Closing in accordance with the indemnification provisions set forth in this Article VI); or

                   (d) any and all liability arising out of the Amended and Restated Employment Agreement for William D. Burt (the "Burt Employment Agreement"), dated as of November 9, 1998 by and among William Burt, Koo Koo Roo Enterprises, Inc. (now known as Prandium), Chi-Chi's, Inc., Restaurants and Koo Koo Roo, Inc. and any other employment arrangement entered into at or after the Closing by or among, Purchaser and/or an Acquired Company and William D. Burt or arising in connection with this Agreement or the transactions contemplated hereby (it being understood that Seller and Prandium shall remain liable with respect to any breach of the representations made by Prandium and Seller herein or pursuant hereto insofar as such breaches relate to the Burt Employment Agreement for periods prior to the Closing in accordance with the indemnification provisions set forth in this Article VI)

          SECTION  6.4  Limitation on Indemnification Obligations.
                        -----------------------------------------

                   (a) Subject to the provisions of Section 6.4(c) below, all representa tions and warranties of Prandium, Seller and Purchaser contained in this Agreement, other than the representations and warranties of Prandium and Seller in Sections 3.1(m) (Taxes), 3.1(n) (ERISA) and 3.1(r) (Environmental), shall survive the Closing and continue in full force and effect for a period equal to the later of twelve (12) months from the Closing or April 30, 2001. Subject to the provisions of Section 6.4(c) below, each of the representations and warranties of Seller and Prandium contained in Sections 3.1(m) (Taxes) and 3.1(n) (ERISA) shall survive the Closing and continue in full force and effect until sixty (60) days after the expiration of the statute of limitations applicable to the subject thereof. Subject to the provisions of Section 6.4(c) below, any claims for breach of Prandium's and Seller's representations and warranties in Subsection 3.1(r) (Environmental) related to properties formerly owned or leased by the

Acquired Companies, the former operations of the Acquired Companies, or the off-site treatment or disposal of any Hazardous Substances or by the Acquired Companies must be brought within three (3) years of the Closing Date. Subject to the provisions of Section 6.4(c) below, any claims for breach of Prandium's and Seller's representations and warranties in Subsection 3.1(r) (Environmental) related to properties currently owned by the Acquired Companies or the current operations of the Acquired Companies must be brought within 18 months of the Closing Date. Subject to the provisions of Section 6.4(c) below, a claim by a Purchaser Indemnitee or a Seller Indemnitee for indemnification under Section 6.2(a) or 6.3(a), respectively, shall be ineffective unless such Person delivers a written claim for indemnification within the survival period specified in this
Section 6.4(a) applicable to the representation or warranty that is the subject of such claim.

                   (b) Subject to the provisions of Section 6.4(c) below, Purchaser Indemnitees shall only be entitled to indemnification pursuant to
Section 6.2 (a) and (b) once the aggregate amount otherwise payable to the Purchaser Indemnitees pursuant to such Section exceeds an amount equal to $1.0 million (the "Threshold Amount"), and after such aggregate amount exceeds such dollar amount the Purchaser Indemnitees shall be entitled to seek indemnification only for indemnification claims above the Threshold Amount. Subject to the provisions of Section 6.4(c) below, the indemnification to which the Purchaser Indemnitees are entitled pursuant to Section 6.2 (a) and (b) shall be subject to an aggregate ceiling equal to $5.0 million.

                   (c) Notwithstanding anything to the contrary set forth herein, no limitation or condition of liability or indemnity applicable to any party shall apply to (A) fraud in-fact, (B) 3.1(c) (authority), 3.1(d) (capital stock), 3.1(t) (brokers), 3.1(ee) (no mandatory prepayment) and 3.2(b) (authority) and 3.2(f) (brokers), (C) any breach by any party, or failure of any party to comply with, any of the covenants or obligations under this Agreement to be performed by such party after the Closing or (D) any wilful breach of any covenant to be performed prior to Closing.

                   (d) Notwithstanding anything to the contrary set forth herein, a Purchaser Indemnitee shall be entitled to seek indemnification for Damages relating to Taxes of the Acquired Companies under Section 6.2 only to the extent (i) such Damages arose out of any inaccuracy in or breach of any representation or warranty set forth in Section 3.1(m) or the Schedules related thereto and (ii) Purchaser would not be entitled to seek indemnification for such Damages under Section 4.9.

          SECTION  6.5  Cooperation.
                        -----------

          The party that is required to provide indemnification to another party pursuant to this Article VI (and "Indemnifying Party") shall have the right, at the Indemnifying Party's own expense, to participate in (but not control) the defense of any Third Party Claim, and if said right is exercised, the Indemnifying Party and any party that is entitled to indemnification from another party pursuant to this Article VI (an "Indemnified Party") shall cooperate in the investigation and defense of said Third Party Claim.

          SECTION  6.6  Third Party Claims Procedure.
                        ----------------------------

                   (a) Promptly following the receipt of notice of a Third Party Claim for which it may seek indemnification hereunder, the party receiving the notice of the Third Party Claim shall notify the Indemnifying Party of such Third Party Claim explaining in reasonable detail the Third Party Claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is prejudiced as a result of the failure to give such notice. Within 15 business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to undertake the defense of the Third Party Claim; provided that the Indemnifying Party may so elect to undertake the defense of such claim without the consent of the Indemnified Party only if such claim involves solely money damages and if the adverse determination of such claim, singly or in the aggregate, would not reasonably be expected to have a material adverse effect on the business of the Indemnified Party. Each Indemnified Party shall make available to the Indemnifying Party all information reasonably available to it relating to such Third Party Claim. In addition, the parties hereunder shall render to each other such assistance as may reasonably be requested in order to ensure the proper and adequate defense of any such action or claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend such Third Party Claim or fails to pursue the defense of such Third Party Claim diligently, the Indemnified Party shall have the right to undertake the defense of such Third Party Claim through counsel of its own choosing. The Party that defends the Third Party Claim shall keep the other Party fully advised of the progress and disposition of such claim.

                   (b) In the event the Indemnifying Party elects not to undertake the defense of a Third Party Claim or fails to pursue diligently the defense of such claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, the Indemnifying Party shall promptly reimburse the Indemnified Party for all Damages, including without limitation any amounts paid to litigate or otherwise contest or settle such claim and all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Section 6.6.

                   (c) No Third Party Claim will be settled by the Indemnifying Party or the Indemnified Party without the consent of the other, which consent will not be unreasonably withheld or delayed; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. The party in charge of the defense or any settlement negotiations shall keep the other party apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

                   (d) "Damages" shall mean all liabilities, assessments, levies, losses, fines, penalties, damages (including punitive damages), settlements, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants, consultants and other professionals sustained or incurred by an Indemnified Party and resulting from, arising out of or incident to (i) any matter for which indemnification is provided under this Agreement or (ii) the enforcement by an Indemnified Party of its rights to indemnification under this Agreement; provided that Damages shall not include Losses to the extent the amounts thereof have been paid in connection with
Section 2.3 of this Agreement.

                   (e) "Third Party Claim" shall mean any claims which are asserted or threatened by a Person, other than a Party or a successor or assign of a Party, against any Indemnified Party or to which an Indemnified Party is subject from such a Person.

          SECTION  6.7  General.
                        -------

                   (a) Each Indemnified Party shall be obligated in connection with any claim for indemnification under this Article VI to use commercially reasonable efforts to obtain any insurance proceeds available to such Indemnified Party with regard to the applicable claims under the Indemnified Party's insurance policies. The amount that an Indemnifying Party is or may be required to pay to any Indemnified Party pursuant to this Article VI shall be reduced (retroactively, if necessary) by the insurance proceeds attributable to the Damages (net of any collection costs) actually received under any applicable insurance policies of the Indemnified Party, but only to the extent the receipt of such insurance proceeds does not result in any additional insurance premium or cost to the Indemnified Party.

                   (b)  In addition to the requirements of Section 6.7(a), each

Indemnified Party shall be obligated in connection with any claim for indemnification under this Article VI to use commercially reasonable efforts consistent with generally prevailing business practices to mitigate Damages upon and after becoming aware of any event which could reasonably be expected to give rise to such Damages. Notwithstanding the foregoing, (i) Damages incurred by any Indemnified Party in pursuit of such mitigation shall constitute indemnifiable Damages hereunder and (ii) no Indemnified Party shall be so obligated if such mitigation could adversely affect such Indemnified Party in a significant manner other than solely as a result of monetary damages for which such persons would be entitled to indemnifica tion hereunder and for which such persons have a reasonable expectation of recovery.

                   (c) Notwithstanding anything else to the contrary and in addition to any other limitations and exclusions set forth in this Agreement, an Indemnifying Party shall not indemnify and hold an Indemnified Party harmless pursuant to this Article VI from: (i) Damages that arise from or in connection with any claim made by an Indemnified Party against an Indemnifying Party (x) for Purchaser's or any of its affiliate's consequential damages or (y) punitive or treble damages against an Indemnifying Party; or (ii) Damages attributable to or arising from overhead allocations or general and administrative costs and expenses. Nothing in this subsection shall be deemed to prohibit an Indemnified Party from receiving indemnification from an Indemnifying Party for Damages incurred as a result of a Third Party Claim related to consequential damages sustained by a third party or punitive or treble damages sustained in the Third Party Claim.

                   (d) The indemnification provided in this Article VI and the specific remedies provided for elsewhere in this Agreement shall be the exclusive post-Closing remedy for monetary damages available to any party with respect to any breach of any representation or warranty made by the other party in this Agreement and any agreement, certificate or instrument executed in connection herewith of this Agreement at law or in equity.

                   (e) Notwithstanding anything contained in any provision of this Agreement to the contrary, each party understands and agrees that the other party is not making any representation or warranty whatsoever, express or implied, other than those representations and warranties of each party expressly set forth in this Agreement and any agreement, certificate or instrument executed in connection herewith.


                                  ARTICLE VII
                           TERMINATION AND AMENDMENT

          SECTION  7.1  Termination.  This Agreement may be terminated and the
                        -----------

Acquisition may be abandoned at any time prior to the Closing:

                   (a)  by mutual written consent of Seller and Purchaser;

                   (b) by either Seller or by Purchaser, by written notice to the other party or parties, if there has been a violation or breach of any of such other party's or parties' covenants, agreements, or representations or warranties which has not been cured within 20 days after written notice thereof by the terminating party to the other party or if there has been a failure on a scheduled Closing Date of satisfaction of any of the conditions to the obligations of the terminating party or parties (or the occurrence of any event that would make the satisfaction of such conditions impossible);

                   (c) by either Seller or by Purchaser, by written notice to the other party or parties, if the Acquisition has not been consummated by July 31, 2000 (or such later date, as is agreed to by Seller and Purchaser), and such failure to consummate is not caused by a breach of this Agreement (or any representation, warranty, covenant, or agreement included herein) by the party or parties electing to terminate pursuant to this clause (c); or

                   (d) by either Seller or by Purchaser, by written notice to the other party or parties, if there shall be any law or regulation that makes consummation of the Acquisition illegal or otherwise prohibited or if any judgment, permanent injunction, order or decree enjoining Seller or Purchaser from consummating the Acquisition is entered and such judgment, injunction, order or decree shall become final and nonappealable; or

                   (e) by Seller, by written notice to the other party or parties, if the Acquisition has not been consummated by June 30, 2000, and all of Purchaser's conditions have been satisfied or waived other than the conditions set forth in Section 5.1(f) or 5.1(o).

          SECTION  7.2  Effect of Termination.  In the event of termination of
                        ---------------------
this Agreement in accordance with Section 7.1, this Agreement shall forthwith become void and have no effect, except (a) to the extent that such termination results from the breach by a party hereto of its obligations hereunder (in which case such breaching party shall be liable for all damages allowable at law and any relief available at equity), (b) as otherwise set forth in any written termination agreement and (c) that Sections 4.2(b), 4.11, 4.13 and this 7.2 shall survive termination of this Agreement.

          SECTION  7.3  Amendment.  This Agreement may not be amended except by
                        ---------
an instrument in writing signed by the party against whom enforcement of any such amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.


                                  ARTICLE VIII
                                 MISCELLANEOUS

          SECTION  8.1  Notices.  All notices and other communications hereunder
                        -------
shall be in writing and shall be deemed given (i) when delivered personally or by documented overnight courier or (ii) upon return of the receipt after being mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)     if to Purchaser, to:

                  Acapulco Acquisition Corp.
                  4001 Via Oro Avenue, Suite 200
                  Long Beach, California  90810
                  Attention:  President

                  and

                  Bruckmann, Rosser, Sherrill & Co., Inc.
                  126 East 56th Street, 29th Floor
                  New York, New York 10022
                  Attention:  Harold O. Rosser

                  with a copy to:

                  Dechert Price & Rhoads
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, Pennsylvania  19103-2793
                  Attention:  Carmen J. Romano, Esq.

          (b)     if to Prandium or Sellers, to:

                  Prandium, Inc.
                  18831 Von Karman Avenue
                  Irvine, California  92715
                  Attention:  Todd E. Doyle, Esq.

                  and

                  FRI-MRD Corporation
                  c/o Prandium, Inc.
                  18831 Von Karman Avenue
                  Irvine, California  92715
                  Attention:  Todd E. Doyle, Esq.

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  300 South Grand Avenue, Suite 3400
                  Los Angeles, California  90071
                  Attention:  Michael A. Woronoff, Esq.

          SECTION  8.2  Interpretation.  When a reference is made in this
                        --------------
Agreement to a Section, Schedule or Exhibit, such reference shall be to a Section, Schedule or Exhibit of this Agreement unless otherwise indicated. When a reference is made in this Agreement to a specific Schedule, such reference shall be deemed to include, to the extent applicable, all the other Schedules; provided, however, that the relevance of the disclosure item on such specific Schedule to the other Schedules is reasonably clear. The table of contents, table of definitions and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When the words "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." When any representation or warranty in Section 3.1 is made to the knowledge of Seller or Prandium, such term shall mean only the actual knowledge of Prandium's and Seller's executive officers and the knowledge of no other person shall be imputed to any such executive officer or to Seller; provided, however, that where the term "knowledge" is used in Section 3.1(r) such term shall mean knowledge of the current officers, directors or general managers who would reasonably be expected to have knowledge of environmental matters. All accounting terms not defined in this Agreement shall have the meanings determined by generally accepted accounting principles as of the date of this Agreement. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms. The right to indemnification, payment of Damages or other remedy based on Prandium's or Seller's representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge of Purchaser acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.

          SECTION  8.3  Severability.  If any provision of this Agreement or the
                        ------------
application of any such provision shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement. In lieu of any such invalid, illegal or unenforce able provision, the parties hereto intend that there shall be added as part of this Agreement a provision as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.

          SECTION  8.4  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION  8.5  Entire Agreement.  This Agreement (including agreements
                        ----------------
incorporated herein) and the Schedules and Exhibits hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.

          SECTION  8.6  Governing Law.  This Agreement shall be governed by and
                        -------------
construed in accordance with the laws of the State of New York, including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and Rule 327(b) of the New York Civil Practice Laws and Rules.

          SECTION  8.7  Assignment.  This Agreement shall be binding upon and
                        ----------
inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto without the prior written consent of the other parties; provided that Purchaser may make a collateral assignment of its rights (but not its obligations) under this Agreement to any institutional lender providing financing to Purchaser or the Acquired Companies; and provided, further, that in no event shall any such assignment of this Agreement or any of the rights or obligations of a party hereunder relieve the assignment of its obligations hereunder.

          SECTION  8.8  No Third-Party Beneficiaries.  Nothing herein expressed
                        ----------------------------
or implied shall be construed to give any person other than the parties hereto (and their successors and assigns permitted by Section 8.7) any legal or equitable rights hereunder.


                            [signature page follows]

          IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of Prandium, Seller and Purchaser, all as of the date first written above.


                               PRANDIUM, INC.


                               By:  /s/ Robert T. Trebing, Jr.
                                  -----------------------------------
                                  Name:  Robert T. Trebing, Jr.
                                  Title: Executive Vice President and Chief
                                         Financial Officer


                               FRI-MRD CORPORATION


                               By:  /s/ Robert T. Trebing, Jr.
                                  -----------------------------------
                                  Name:  Robert T. Trebing, Jr.
                                  Title: President


                               ACAPULCO ACQUISITION CORP.


                               By: /s/ Maris Laipenieks
                                  -------------------------
                                  Name:  Maris Laipenieks
                                  Title: President